                           JOINT OPERATING AGREEMENT
                        CHIMICHAGUA ASSOCIATION CONTRACT
                         LOW MAGDALENA VALLEY, COLOMBIA


        THIS JOINT OPERATING AGREEMENT (hereinafter referred to as this "JOA" dated effective as of the 5th day of March, 1997 (hereinafter referred to as the "Effective Date"), is among Roberts Oil and Gas, Inc. a corporation existing under the laws of Texas, United States of America (hereinafter referred to as "ROG") and Geopozos S.A. a corporation existing under the laws of Colombia (hereinafter referred to as "GEOPOZOS"). The above parties are hereinafter collectively referred to as the "Parties" and individually referred to as a "Party."

                                    RECITALS

WHEREAS, on January 20, 1989, Esso Colombiana Ltd. and Empresa Colombiana de Petrolaos (hereinafter referred to as "ECOPETROL") entered into an Exploration and Exploitation Contract for the Chimichagua Sector (hereinafter referred to as the "Ecopetrol Contract") protocolized by means of public deed 2892 of December 22 of 1988 of Notary 26th of the Circuit of Bogota, and duly registered before the Ministry of Mines and Energy.

WHEREAS, Esso Colombiana Ltd. prior authorization granted by Ecopetrol assigned to Maxus its entire interest in the mentioned Ecopetrol Contract by means of a contract that was protocolized by Public Deed No. 782 of March 26, 1992 of Notary 26th of the Circuit of Bogota, and duly registered before the Ministry of Mines and Energy.

WHEREAS, Maxus prior authorization granted by Ecopetrol assigned to Geopozos its entire interest in the mentioned Ecopetrol Contract by means of a contract that
was protocolized by Public Deed No.   of        1996 of Notary        of the
Circuit of Bogota, and duly registered before the Ministry of Mines and Energy.

WHEREAS, Geopozos has assigned totally all of its interest in the Ecopetrol Contract to ROG, by means of a Purchase and Sale Agreement (hereinafter referred as PSA) between them dated February 25, 1997.

WHEREAS the parties pursuant to the terms and provisions of Section 1.5 of the PSA are entering into this JOA, therefore this JOA is subject to the terms and conditions of such PSA, and

WHEREAS the Parties desire by this JOA to provide as between themselves the basis under which the exploration, development, production and operation works of oil and gas reserves underlying the area subject to the Ecopetrol Contract will conduct in accordance with the terms and provisions of the Ecopetrol Contract, the PSA and the applicable Colombian regulations.





1 of 112

NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein and other goods and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

1.1 Unless otherwise expressly provided in this JOA, terms used herein shall have the same meaning as when used in the Ecopetrol Contract.

1.2 Where the context requires, the singular shall include the plural and the plural shall include the singular.

1.3     Definitions:

Additional Mayor facilities as used herein shall mean any capital facilities and equipment for use in the operation on the Ecopetrol Contract other than the facilities and equipment included in a Development Program and other than such reasonable handing and transportation, storage facilities from the well head to delivery facilities, if necessary, as may be required to enable Operator to deliver Available Oil and Available Gas to the Parties as required herein and which require an expenditure of over Two Hundred Fifty Thousand Dollars
(US $250,000).

Additional Obligatory Works as used herein shall mean any additional exploration or development work or additional exploratory or development investment provided by the terms of the Ecopetrol Contract or any applicable law or regulation and which work or investment, if not performed, will require that the Ecopetrol Contract be surrendered, in whole or in part.

Affiliate as used herein shall mean:

        a) A company or corporation which is a direct or indirect subsidiary of the party.

        b) An individual or company or corporation of which the Party is a direct or indirect subsidiary; or

        c) A company or corporation which is a direct or indirect subsidiary of an individual or a company or a corporation of which the Party is a direct or indirect subsidiary.

        For purposes of this definition, a company or corporation is a "subsidiary" of an individual or of another company or corporation if the latter owns directly more than fifty percent (50%) of all the shares of the former carrying voting rights by which its management is controlled.

JOA as used herein shall mean this instrument, and any extensions, renewals, substitutions or amendments thereof.

Appraisal Well means a well which is not an Exploratory Well or a Development Well and is drilled with the objective of further defining a potentially commercial discovery indicated by an exploratory well.

Authorization for Expenditure as used herein the term "AFR" shall mean an authorization for expenditure which sets forth in an itemized fashion the anticipated costs of a proposed operation.



2 of 112

Available Petroleum as used herein shall mean the total volumes of Petroleum produced less:

        (i)     the amount corresponding to Royalty;
        (ii)    The amount, if any, owned by Ecopetrol;
        (iii)   the amount unavoidable lost in the course of Joint Operations;
                and,
        (iv)    the amount used in the conduct of Joint Operations.

Barrel means a quantity or unit of oil of forty-two (42) gallons of the United States of America liquid measure, with appropriate adjustments for bottom sediment and water (BS & W), corrected to a temperature of 60 degrees Fahrenheit and pressure of 14.73 pounds per square inch absolute.

Budget as used herein means the estimated revenues and expenditure necessary to carry out a Program.

Calendar Day or Day means a twenty-four (24) hour period according to the Gregorian calendar.

Calendar Month or Month means a calendar month according to the Gregorian calendar.

Calendar year or Year means a calendar year according to the Gregorian calendar consisting of a period of twelve (12) calendar months commencing on January 1 and ending on the following December 31.

Casing Point means that point at which a well has been drilled, deepened or sidetracked to its objective depth, or such greater or lesser depth as the Parties participating in the cost of such operation mutually agree upon, and all budgeted or agreed upon test have been run.

Commercial Field as used herein shall have the meaning given to it in the Ecopetrol Contract.

Completed as a Producer in a relation to a Well shall mean completion of any Well that has Commercial Production or that the Participating Parties in that well have determined (based on data including, but not limited to, well log data, core analysis data, drill stem test data, wire line formation test data, or any combination of such data) capable of Commercial Production.

Contract Area as used herein shall mean that portion described on Clause 3 of the Ecopetrol Contract.

Default Interest Rate as used herein shall mean in the case of colombian pesos the maximum default interest rate allowed by law fixed by the Superintendency of Banking, or in the case of Dollars the prime rate fixed by the Chase Manhattan of New York, plus five percent (5%).

Determination, Determine, or Determined shall mean an action taken by the Operating Committee pursuant to a vote of the Representatives in accordance with Article 3 of this JOA.

Development Program shall mean the drilling, completing and equipping for production of one or more wells and the transportation and storage facilities necessary to deliver to the Parties or to purchaser the production of Petroleum obtained therefrom. Said wells, equipment and facilities are hereinafter referred to as "Production Facilities."

Development Well as used herein shall have the meaning given to it in the



3 of 112

Ecopetrol Contract.

Discovery means a finding of hydrocarbon-bearing reservoir(s) by a single well capable of producing Petroleum in such quantities that by itself, or when combined of Petroleum that a Determination by the Operating Committee estimates may be produced from subsequent wells in the same interpreted closure or a structural geological trap or geological stratigraphic trap, will provide the Parties a reasonable profit on the investments required to exploit such discovery, taking into consideration the fair market value of the Petroleum and all applicable costs including royalty and income tax associate with producing and transporting such petroleum to the point of delivery to the purchaser.

Dollars means United States of America currency or the equivalent thereof in any other currency.

Executive Committee shall mean the Committee provided for by the Ecopetrol Contract.

Exploitation Operations as used herein shall mean the operations conducted in the development of a Commercial Field under the supervision of the Executive Committee, including but not limited to, any geological or geophysical operation, or any drilling, reworking, deepening or plugging back operation conducted with respect to any well.

Exploration Operations as used herein shall mean the operations conducted in relation to the search and discovery of Petroleum within the Ecopetrol Contract Area, to be run by a decision of the Operating Committee at any time, including geological and geophysical seismic program and drilling, testing, completing, reworking, deepening or plugging back of any well(s) obligatory or not under the Ecopetrol Contract.

Exploration Well shall mean either:

        a) a well drilled in the Ecopetrol Contract Area at a location lying inside the untested interpreted closure of any geologic structure or stratigraphic trap on which a well has been drilled in which Petroleum of potentially commercial significance has been found to be present as determined by the Operating Committee, or

        b) a well drilled in the Ecopetrol Contract Area at a location lying outside the interpreted closure of any geological structure or stratigraphic trap on which a well has been drilled in which Petroleum of potentially commercial significance has been found to be present as Determined by the Operating Committee on which a Discovery has occurred; or

        c) a well drilled or deepened in the Ecopetrol Contract Area at a location lying inside the interpreted closure of any geological structure or stratigraphic trap as determined by the Operating Committee on which a Discovery has occurred and which well is drilled or deepened to a different stratigraphic level from that in which such hydrocarbons were found to be present within that interpreted closure and which is not completed in the horizon in which such hydrocarbons were found to be present; or

        d) as Determined by the Operating Committee, a well drilled in the Ecopetrol Contract Area to confirm and/or define a potentially commercial Discovery indicated by a), b) and/or c) herein above.
Field Terminal means the place in the Ecopetrol Contract area at which:

        a) Oil is delivered for measurement, including storage and processing installations that might be required; and/or




4 of 112

        b) Natural Gas is delivered for measurement after normal field operations.

Government means the Government of the Republic of Colombia.

Joint Account means the set of operations maintained by the Operator in accordance with the provisions of this Agreement and of the accounting procedure attached to the Ecopetrol Contract as Exhibit "B", in which the Operator shall record all charges, expenditures and credits made by it in carrying out the Joint Operations hereunder which are chargeable or creditable to the Parties as provided herein.

Joint Operations as used herein shall have the meaning given to it in the Ecopetrol Contract.

Market Value shall mean;

        a) For Natural Gas, the weighted average realized field price of sales to non-Affiliated third parties during each calendar year.

        b) For Oil and Natural Gas liquids, the weighted average price F.O.B point of loading received from non-Affiliated, third party customers generally and regularly purchasing the Oil in significant volumes on arms-length competitive terms. If the Government or its duly authorized agency officially established a price for Oil, the price shall be the market value for Oil in transactions in which the Government or its duly authorized agency requires such price to be utilized. In the absence of third-party purchases in significant volumes, the Market Value will be determined by references to the arms-length market prices for freely traded Oils form Colombia of comparable gravity and quality adjusted for differences in transportation costa and terms of sale.

MCF shall mean 1000 cubic feet of natural Gas, 1 cubic foot of which shall be the quantity of Natural Gas necessary to fill 1 cubic foot of space at a temperature of 60' Fahrenheit and a pressure of 14.73 pounds per square inch absolute.

Measuring Point means the point where the Petroleum production form the Contract Area is measured for purposes of distribution to the Parties and for distribution to Ecopetrol.

Minimum Work commitment means any mandatory exploration work required by the terms of the Ecopetrol Contract or by a reasonable and justificable Exploration Operation decision take by the Operating committee at any time in accordance with article 3 of this Agreement, decision that shall be mandatory to all Parties.

Natural Gas as used herein shall have the meaning given to it in the Ecopetrol Contract, which is in the gaseous state a temperature of 60' Fahrenheit and a pressure of 14.73 pounds per square inch absolute.

Non-Consent means an election by a Party not to participate in a particular operation.

Non-consent well means a well drilled as a Non-Consent operation.

Non-Obligation Well means all wells other than minimum obligation work wells drilled in the Ecopetrol Contract Area under the terms of this JOA.

Non-Operator means a Party other than the acting Operator.


5 of 112
participate pursuant to this JOA.

Sole Risk Program Description means a proposal for sole risk work which shall be included, in reasonably sufficient detail, the Program, scope of work and an estimate of the costs of such Program.

Working Interest means the respective percentages of each Party in the operating rights and rights to production under the Ecopetrol Contract which obligates each Party to contribute to the chargeable expenses of the Joint Account under the terms of the Ecopetrol Contract, the Farmout Agreement and this JOA.

                                   ARTICLE 2
                             PARTICIPATING INTEREST

2.1 All rights and obligations in the Ecopetrol Contract other than the rights and obligations of Ecopetrol and all information, equipment, materials and facilities purchased and acquired for the Joint Account shall be owned by the Parties in undivided interest in the percentages set out in Section 2.2 below, and the rights and obligations of the Parties, as among themselves, in respect of the Ecopetrol Contract, and any Petroleum produced thereunder shall be governed by and be subject to the provisions of this JOA.

2.2 The Parties costs, ownership and benefits resulting from this Agreement shall be proportionate to the Participating Working Interest of each Party, subject to Articles 8 and 14 herein, in and the Ecopetrol Contract in relation to all operations other than the Exploitation Operations are as follows:

                                ROG             100%
                                                ---
                                Total           100%

2.3 The percentages set forth in Article 2.2 above are the current Participating Interest of the Parties. If from time to time the Participating Interest of any Party increases or decreases, the proportion of costs and expenses to be paid by that Party as well as its proportionate share of the benefits shall be increased or decreased correspondingly in accordance with the provisions of this JOA.

2.4 The participating working interest of Ecopetrol and the Parties, subject to Articles 8 and 14 herein, in and the Ecopetrol Contract for the conduct of Exploitation Operations in the development of a Commercial Field are as follows:

                                ECOPETROL       50%

                                ROG             50%
                                                ---
                                Total           100%

2.5 Any assignment of a Participating Interest or part thereof by a Party hereunder shall be conditioned upon the assignee accepting all the terms and conditions of this JOA.




6 of 112

                                   ARTICLE 3
                              OPERATING COMMITTEE

3.1 There shall be created an Operating Committee to establish the goals and objectives of the Joint Operations hereunder to be conducted under the Ecopetrol Contract. The Operating Committee shall appoint an Operator to manage, pursuant to contractual obligations, all operations of the Joint Venture. The Operating Committee shall supervise that the Operator is satisfying said goals and objectives in an orderly and professional manner. In no way this provision shall be interpreted as reduce the contractual and legal responsibilities of Operator before the Parties under the Ecopetrol Contract, the Farm-out Agreement, this JOA and the applicable Columbian regulations.

3.2 Upon execution of this JOA, each Party shall designate one (1) Representative, who shall be authorized to act for such Party, and an Alternate Representative to act for it in its absence. Such designation shall be made by each Party by notice in writing to the other Parties. In any matter arising under this JOA, a Representative, or, in his absence, the Alternate Representative, shall have full power and authority to represent and bind such Party, and all decisions made by him or is alternate shall be deemed to be the decisions of the Party which appointed him. Each Party at any time, may change its Representative or Alternate Representative by giving like notice to the other Parties, and the Operator. In addition to its Representative or Alternate, each Party may have such advisors present at any meeting as it may desire.

3.3 The Representatives of the Parties shall appoint by unanimous decision the Chairman of the Operating Committee. The Operator shall act as Secretary of the Operating Committee. The Operating Committee shall establish such subcommittees including technical, accountant, and financial as the Operating Committee shall deem appropriate. The functions of such subcommittees shall be specified by the Operating Committee.

3.4 For all ordinary meetings of the Operating Committee, the Operator shall prepare and furnish to the Parties, at least fifteen (15) Days in advance of the date of any such meeting, a copy of the agenda and such supplementary information as may be appropriate, together with notice of the date, time and place of any such meeting. Any Party may add additional items to the said agenda by written notice to all other Parties, the Chairman and the Operator, to be received by them no later than eight (8) Days prior to a meeting. At all meetings of the Operating Committee decisions shall be made only on such matters as may be on the agenda, but at any of such meetings the agenda may be amended to include other matters as to which the Representatives of all the Parties unanimously agree.

3.5 For all decisions to be made without holding a meeting in any matter arising under this JOA may be submitted to the Operating Committee for consideration and to a vote, provided that such matter is submitted by notice in writing to all Parties, upon the request of the Operator when a prompt vote is necessary for operational reasons, such as when drilling equipment is on location or is on route and charges are being incurred. In such event, each Representative shall vote within forty-eight (48) hours of its receipt of such notice, by giving written notice sent by fax of such vote to the Chairman, with copies to all other Parties and the Operator, and any decision so reached shall be binding in accordance with the provisions of this JOA on all the Parties hereto. Failure by any Party to respond to any such notice as provided in the manner above prescribed shall be deemed a negative vote. Operator shall immediately report to the Parties by notice in writing the results of such vote after receipt of the votes of all Parties and shall submit it promptly to each Party as for a next meeting of the Operating Committee, and shall keep a written record thereof open to inspection by the Parties at all reasonable times.

7 of 112

3.6 Any matter relating to Joint Operations hereunder may be submitted to the Operating Committee for consideration and vote by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such a manner shall constitute presence in person at the meeting. The Chairman shall submit it promptly to each Party as for a next meeting of the Operating Committee, and shall keep a written record for each such decision.

3.7 In case of emergency, the Chairman may give each Representative not less than 72 hours notice (or such lesser notice as may be unanimously agreed by each Representative) by telephone, to be confirmed in writing by Fax, of a meeting stating in such notice, including the general nature of the matter or matters to be considered at such emergency meeting.

3.8 All meetings will be held at the offices of the Operator in Santafe de Bogota, Colombia, unless otherwise agreed to by the Parties. Any Party shall have the right to request Operator to call additional meetings at any time but no more often than once each calendar quarter, by giving twenty (20) Days advance notice to all Parties and to Operator, including information on the matters which the requesting Party wishes to discuss. Minutes of each meeting shall be prepared, approved, signed by the Representatives of the Parties and the Operator within each meeting and kept by the Operator and furnished to each Party within fifteen (15) Days after such meeting. Unless all parties are notified of objections thereto within such fifteen (15) Days after the date of their receipt of the minutes of such meeting, the record of the meeting shall be deemed to have been agreed to by the Parties. However, no Party, or Participating Party if less than all Parties participate in the meeting, shall modify its vote cast and recorded at the Operating Committee meeting to which the Minutes relate.

3.9 All matters within the jurisdiction of the Operating Committee properly brought before it as provided in this JOA shall be Determined by the affirmative vote of two (2) or more Parties (Parties which are Affiliates of each other are considered one (1) Party for this purpose) owning Participating Interests aggregating fifty-one percent (51%)or more of the total Participating Interests of all Parties and such a Determination shall be binding upon all Parties unless specific provisions of this JOA require that a Determination be made otherwise, in which event the specific provisions shall prevail. Each Party through its Representative or substitute by the Alternate Representative shall be entitled to a vote equal to its Participating Interest at the time the vote is taken in each meeting.

3.10 Without limiting the generality of the foreign, meetings of the Operating Committee shall be called as follows:

        a) The Operating Committee shall meet at least quarterly during March, June, September, and December of each calendar year during the term of this Agreement for the purpose of discussing and agreeing in relation with the Exploration activities done by the Operator, and any other matters proposed by any of the Parties or by the Operator, including the approval of the annual Program and Budget to be submitted to Ecopetrol pursuant to Clause 7 of the Ecopetrol Contract and referred to in Article 7 herein below or any other matter. The Operating Committee shall also use the quarterly meetings to consider the Exploitation Operations and the matters that will be discussed at the regularly scheduled quarterly meetings of the Executive Committee during January, April, July, and October, referred to in Clause 18.2 of the Ecopetrol Contract.



8 of 112

        b) The Operating Committee shall meet to consider any additional work required by Ecopetrol before the acceptance of a Commercial Field pursuant to Clause 9.3 of the Ecopetrol Contract, within one month after Operator receives notice of such additional work from Ecopetrol.

        c) At the request of any Party, the Operating Committee shall meet to consider whether to renounce the Ecopetrol Contract pursuant to Chapter VI of such contract. Any decision to renounce the Ecopetrol Contract must be by unanimous vote of the Representatives of the Parties.

        d) The Operating Committee shall meet to consider the matters that will be discussed at any special meeting of the Executive Committee as referred to in Clause 18.3 of the Ecopetrol Contract.

        e) Within six (6) weeks after the first Commercial Field has been accepted by Ecopetrol, the Operating Committee shall hold a special meeting to consider the first work Program and Budget to be submitted to the Executive Committee as referred to in Clause 11.1 of the Ecopetrol Contract and Article 7 of this Agreement.

        f) The Operating Committee shall meet on or before September 15 of each year if Ecopetrol has advised Operators of recommended changes in the annual program of activities and budget in order to discuss and, if appropriate, approve said recommended change.

        g) The Operating Committee shall meet each year following approval of the work Program and Budget for the following year if necessary in order for the Parties to vote on operations which were materially changed by the Executive Committee.

        h) The Operating Committee shall meet to approve by majority vote any portion of the Ecopetrol Contract Area to be returned to Ecopetrol pursuant to Clause 8 of the Ecopetrol Contract.

3.11 All important matters concerning Joint Operations, including but not limited to the following, shall be submitted to the Operating Committee for Determination unless otherwise agreed unanimously by the Parties in a particular case:

        a) To approve by a majority vote after the minimum Work Commitment as established in Clause 5 of the Ecopetrol Contract has been performed new Exploration Operations in the Ecopetrol Contract Area as Additional Obligatory Work for all the Parties, including but not limited to shooting of a new seismic and related works, drilling of a new Exploratory or Development Well.

        b) To approve by a majority vote the Exploration Programs and Operation to be conducted by Contractors and/or sub-contractor under responsibility and control of the Operator during any Exploration Phase, including budgets and revisions and amendments thereto; seismic programs and related works, environmental license and other permits, social works in the area of operations, security, location, drilling, additional testings, completion, plugging back, deepening, sidetracking relating to the Obligation Wells or any well, including any additional work required by Ecopetrol before the acceptance of the Commercial Field, according to Clause 9.3 of the Ecopetrol Contract.

        c) To decide by a majority vote a drilling of any appraisal well for obtaining financing from any individual or financing institution or whether to develop a Commercial Field without Ecopetrol's participation, according to Clause 9.5 of the Ecopetrol Contract. For purposes of this Agreement


9 of 112
the decision to drill the appraisal well shall be considered an Obligation Work for all the Parties, unless otherwise other decision will be taken by the majority vote of the Operating Committee.

        d) To approve by a majority vote the Exploitation Operations to be included in work Programs and Budgets (or revisions or additions thereto proposed to Ecopetrol.

        f) To approve by a majority vote the area in each reservoir considered capable of producing commercial quantities of petroleum for submission to Ecopetrol for acceptance of a Commercial Field pursuant to Clause
9.1 of the Ecopetrol Contract.

        g) To approve by majority vote any revision or addition to an approve work Program and Budget proposed by Ecopetrol pursuant to Clause 11.1 of the Ecopetrol Contract.

        h) To approve by a majority vote to review and discuss the Maximum Efficiency Rate for each Commercial Field to be submitted by the Operator to the Executive Committee every six (6) months, in accordance with Clause 12.1 of the Ecopetrol Contract.

        i) To approve by a majority vote to review and discuss spacing methods development drilling to be presented by the Operator to the Executive Committee each year in accordance with Clause 12.2 of the Ecopetrol Contract.

        j) To approve by a majority vote to review and discuss programs prepared by Operator every three (3) months showing participation in production and distribution for the next six (6) months, in accordance with Clause 12.3 of the Ecopetrol Contract.

        k) To approve by majority vote to consider the use of any Natural Gas part of any financing programs, including but not limited to such programs and Exploitation Operations propose to the Executive Committee, pursuant to Clause 15 of the Ecopetrol Contract.

        l) To approve by a majority vote any unitization program to be presents to the Executive Committee and negotiated with Outside parties in accordance with Clause 15 and 16 of the Ecopetrol Contract.

        m) To approve by a majority vote the vote position to be taken by the Operator's representative in meetings of the Executive Committee.

        n) To approve by a majority vote exploration, development and production operations for the exclusive account of the Parties under Clause 21 of the Ecopetrol Contract in the event that such operations are not approved by the Executive Committee.

        o)      To approve by a majority vote the abandonment of any well.

        p) Subject to Article 13.4 hereof, to approve by a majority vote any question concerning the relinquishment of all or part of the Contract Area; and

        r) To approve by a majority vote the Determination to appraise a Discover for financial purposes.

3.12 If more than one operation is proposed in connection with a well, then unless the Operating Committee (or Participating Parties in a Sole Risk

10 of 112
operation) unanimously agrees on the sequence of such operations, such proposals shall be considered and disposed of in the following order of priority:

        a)      Proposals to do additional testing, coring or logging;

        b)      Proposals to attempt a completion in the deepest objective zone;

        c) Proposals to plug back and attempt completions in shallower zones, in ascending order;

        d) Proposals to sidetrack any well to reach any zone not below the deep original authorized objective;

        e)      Proposals to deepening any well, in descending order;

        f)      Proposals to plug and abandon any well.

3.13 All proposals for action shall be Determined by the Representatives voting in accordance with the procedures set forth above; except, that the following proposals, to be binding upon all the Parties, shall be adopted only if approved by the unanimous vote of the Operating Committee.

        a) Completing or conducting additional testing, coring or logging in connection with a well drilled as a Joint Operation;

        b) An expenditure in excess of Five Hundred Thousand Dollars (US $500.00 for construction or acquisition of Additional Major Facilities;

        c) Unitization of the Ecopetrol contract Area, subject to compliance with applicable laws, regulations and the terms of the Ecopetrol Contract;

        d)      Amendment of the terms of the Ecopetrol Contract;

        e)      Amendment of the Farmout Agreement;

        f)      Amendment of this JOA;

        g) The Determination to recommend to Ecopetrol the designation of a Commercial Field.

        h) Non-compulsory relinquishment of all or part of the Ecopetrol contract Area.

        i) The Determination to terminate the Ecopetrol Contract pursuant its Clause 24.03 thereof. If any Party wishes to abandon all or a portion of his interest in the Ecopetrol Contract, such Party may do so only in accordance with the provisions set forth in Article 10 of the JOA.

                                   ARTICLE 4
                   APPOINTMENT, POWERS AND DUTIES OF OPERATOR

4.1     Geopozos is hereby appointed Operator.

4.2 In accordance with the terms of the Ecopetrol contract and subject to the provisions of Article 3 of this JOA relating to the Operating Committee, the Operator shall have the exclusive right and obligation to direct, manage, conduct and have charge of all Joint Operations in a workmanlike manner, and in accordance with good oil field practice as would a prudent and professional capable Operator under the same or similar

11 of 112
circumstances shall act. The Joint Operations will included explorations, exploitation, appraisal, development, production, storage and transportation operations under the Ecopetrol Contract and this JOA. All Joint Operations shall be conducted in compliance with the terms and provisions of this Agreement, the Ecopetrol Contract, the Regulations and applicable Colombian laws, and in accordance with the agreed Programs and Budgets and Determinations of the Operating Committee. Operator shall comply with and require all of its employees, agents, contractors and sub-contractors to comply with the Ecopetrol Contract and with all applicable laws, rules, regulations, orders or requirements of any competent governmental body jurisdiction over the Ecopetrol Contract Area.

4.3 The Operator shall take all reasonable steps necessary to maintain the Ecopetrol Contract and the Ecopetrol Contract Area in good standing. Without reducing the responsibility assuming by the Operator, the Parties shall take all reasonable steps to assist the Operator as requested by Operator from time to time.

4.4 The Operator will represent the Parties on the Executive Committee provided for in Clause 21 of the Ecopetrol Contract and will abide by Determinations of the Operating Committee provided for in Article 3 of this Agreement, and will on behalf of Sole Risk Operation under Article 14 of this Agreement as required by the Ecopetrol Contract.

4.5 Operator under its own responsibility and liability shall select employees and determine their number, hours of labor, and compensation. Such employees shall be employees of the Operator. Operator may also cause employees of any of its Affiliates to perform its obligations under this Agreement. For the purposes of this JOA hereto, any such employees shall be considered only employees of Operator.

4.6 If it so desires, Operator under his own responsibility may hire outside contractors to perform directly or under sub-contracts, all or any portion of its functions as Operator under this JOA. Outside contractors shall be hired on competitive professional basis, quality of the work, rates and other valuable considerations, including acceptance of terms and conditions established by Operator that will warranty that the Joint Operations will conducted in accordance with the decisions of the Operating Committee. Operator shall have all Joint Operations, including seismic, drilling, reworking, recompleting, deepening, sidetracking, plugging back, storage and transportation operations conducted by qualified and responsible independent contractors under competitive contracts.

4.7 Operator shall initially prepare all work Programs and Budgets and other data to be discussed at meetings of the Operating Committee listed in Article 3 of this JOA. Operator shall pay all costs and expenses incurred by Operator for the Joint Account promptly and when due and payable.

4.8 Operator in conducting the works under Joint Operations may, however, employ its own equipment and tools in the conduct of such operations pursuant to written agreement with the Participating Parties.

4.9 Operator shall carry out each program of operations within the limits of the work Program and Budget therefore, and shall not undertake any operations not included in any work Program and Budget or make any expenditures during a budget period in excess of the budgeted amounts approved by the Operating Committee therefore except as follows:

        a) If necessary to carry out a project, Operator is authorized to make expenditures in excess of the approved work Program and Budget adopted for such project up to but no exceeding ten (10) percent of such Budget,


12 of 112
provided that such excess expenditures shall be reported promptly to the Participating Parties by the Operator.

        b) Operator is also authorized to make expenditures for operations under the Ecopetrol Contract not included in a work Program or Budget, limited
to US$        or its equivalent in colombian pesos per project or per quarter
during the Exploration Phase and US$       or its equivalent in colombian pesos
per project or per quarter during the Exploitation Phase.

        c) In the case of emergency, Operator may make such immediate expenditures as it deems necessary for the protection of like or property, and such emergency expenditures shall be reported promptly to the Participating Parties by Operator. Emergencies shall include but shall not be limited to explosions, fires, floods and other unexpected contingencies.

4.10 The Operator shall give the Parties access to all relevant technical and financial information relating to Joint Operations. The Operator shall, without limiting the generality of the foregoing, provide under prior signature of a confidential contract by a Party, currently as produced or compiled, the following data and reports pertaining to the Joint Operations and each well being drilled:

        a) Copies of all geological and geophysical data, reports and maps prepared by the Operator or its contractors, except magnetic tapes which shall be storage by the Operator or its designates and made available for inspection and/or copying at the sole expense of the Party requesting it;

        b)      Daily drilling progress reports and completion progress;

        c)      Complete reports of all core analyses.

        d) Copies of any logs and surveys made in the well as run and upon completion of the well a composite of all electrical type logs and mud logs or any other information requested upon written request acquired as a result of the Joint Operations;

        e) Upon written request received by Operator prior to the commencement of drilling, samples of cuttings and cores marked as to depth to be packaged and shipped at the expense of the requesting Party.

        f) Copies of any well tests, including drill stem tests, core analysis reports, bottom-hole pressure surveys, gas and condensate analysis, or any other pertinent information.

        g)      Reports of production, crude oil runs, and stocks.

        h) Reports on status of wells including wells not producing and not abandoned.

        i) Copy of the plugging report in the event any well is completed as a dry hole or is otherwise abandoned;

        j) Copies of the final geological reports and the drilling reports on all wells.

        k) Field and well performance data, including production reports, reservoir studies and reserve estimates;

        l) Copies of all reports furnished by the Operator to the Colombian government and/or Ecopetrol relating to Joint Operations.





13 of 112

        n) Monthly Progress and Operations Reports, including the following: 1) capital budget status; 2) statement of account by monetary origin; and 3) inventory management;

The information listed in (a) shall be furnished by Operator on a daily basis and the information listed in rest sub-sections shall be furnished by Operator to the Party that request it within seven(7) days.

Any additional information as the Parties or any of them may reasonably request, shall be furnished provided that the requesting Party shall pay the costs of preparation thereof and that the preparation thereof will not unduly burden the Operator's administrative and technical personnel. The Operator shall make available at reasonable times during regular business hours other relevant technical data and financial data for use and copying by the Party at their sole expense.

4.11 The Party shall have the right of access to the Ecopetrol Contract Area at their own cost, risk and expense at all reasonable times to inspect Joint Operations. The Parties shall have the right of access at all times during critical well operations, including the drilling or coring of potential pay zones, logging and testing, for the purpose of observing such critical well operations. As observers, the Parties shall be permitted to examine and make copies of any and all data and interpretations thereof, including but not limited to cores, samples, logs and surveys concerning operations conducted hereunder.

4.12 The Operator shall keep the property used in Joint Operations free from all liens, charges and encumbrances which result from joint operations, provided that this responsibility of Operator shall not be applicable to liens, charges and encumbrances on a Party's Participating Interest occasioned by such Party's action or inaction.

4.13 The Operator shall prepare and keep full and complete records of accounts in accordance with Exhibit "B" of the Ecopetrol Contract and of technical operations hereunder in accordance with Colombian laws and applicable Regulations, and shall prepare and furnish on time to the Operating Committee (and furnish or cause to be furnished on time to Ecopetrol or any agency of the Colombian Government) such reports, statements, data and information as may be required from time to time by the Operating Committee or any such agency concerning the Ecopetrol contract or the Joint Operations.

4.14 The Operator, its officers, directors and employees shall not be liable to the Parties Non-Operators for injury or damage resulting from any act done or omitted in good faith performance of its duties under this Agreement, and that will not involve misconduct; nor shall Operator, its officers, directors and employees be liable to the Parties for consequential damages, except in case that the Operator will be liable for gross negligence or willful misconduct, and for all legal purposes any of such officers, directors, and employees shall be considered only with labor relation with the Operator.

4.15 The Operator shall have a preferred lien on and security interest in the Participating Interest of each party respectively in Petroleum produced and saved under this Agreement or the Ecopetrol Contract, in the proceeds from the sale of such Petroleum and in the material and equipment acquired for the Joint Account, to secure for operator the payment of any sum due the Operator under this Agreement from each Party, respectively, which may become in default for non-payment thereof.

4.16    Any legal action or suit, to the extent not covered by insurance



14 of 112
charged to the Joint Account, arising out of Joint Operations shall be compromised, settled or defended by the Operator at the expense of the Joint Account for the benefit of the Parties; provided, however, that the Operator shall not pay more than Fifty Thousand Dollars (US$50,000) or its equivalent in Colombian pesos thereof, in the settlement or defense, excluding fees and expenses of outside counsel, of any legal action or suit without first obtaining the approval of the Operating Committee. The Operator shall promptly notify the Parties of the filing of any such legal action or suit, when it first occur. Operator shall not incur more than Fifty Thousand Dollars (US$50,000) or its equivalent in Columbian Pesos in costs for legal services in connection with any single suit, proceeding or matter without first obtaining the approval of the Operating Committee. No settlement or compromise shall be agreed to by Operator unless such settlement or compromise results in final disposition of the legal action or suit. Any Party shall be entitled to individually represent its interest in any legal action or suit at its own expense and risk.

4.17 Where the Operator is required to secure or furnish materials, supplies, equipment or labor for drilling, constructing, installing or maintaining facilities or equipment, and Operator has made timely and proper attempt to obtain same, and is unable to secure or furnish same upon reasonable terms and conditions, including costs, Operator shall be excused from such requirement and Parties shall be immediately and fully advised.

4.18  The Operator shall:

        a)      call for the tender of bids for any single contract which in
its opinion will require expenditures of more than              Dollars (US$
         ) or its equivalent in Colombian pesos or such limit as the Operating Committee may Determine. Where bids are required, each Party and/or its Affiliates shall have the right to submit a bid. Services provided by a Party or an Affiliate under a contract shall be considered to be from an outside source for purposes of the Accounting Procedure. Operator shall not, without the Determination of the Operating Committee, enter into any contract which will, in Operator's opinion, require expenditures in excess of:

        1)      $          for Exploration
        2)      $  300,000 for Development
        3)      $  500,000 for Production

        b) The Operator shall require that any bid shall be include any direct indirect tax or taxes to be withheld on income, or other taxes from payments made by the Operator for the Joint Account. The bid shall separately indicate: (1) the amount of any such taxes which are included in respect of any work to be performed, and (2) any such taxes which are included on account of any wages, salaries, or other benefits paid to any of the contractor's personnel.

        c) Represent the Parties before Ecopetrol, the Colombian government or other authorities with respect to all matters arising under the Ecopetrol Contract (except matters related to taxes based on income, net worth or profits) and all Joint Operations, provided, however, that Operator shall, when time allows, first consult with the other Parties with respect to any matters materially affecting the Parties. Each Party may be separately represented in meetings with Ecopetrol, the Colombian government or other authorities on such matters, provided that Operator shall be spokesman.

        d) The Operator is obligated to insert in all contracts with contractors and/or sub-Contractors a arbitration provision clause, by means of which any differences or disputes arising in connection with such contracts


15 of 112
during its life period, or subsequent to its termination shall be submitted to Arbitration in accordance with the text refers in Clause 25 of this JOA.

4.19    The Operator is authorized to:

        a) make necessary expenditures to carry out the Program(s) within the approved Budget plus a maximum of five percent (5%) in excess of the annual approved Budget or ten percent (10%) of any like items in such Budget; provided that such excess expenditures shall be reported promptly to the Parties by Operator, and provided further that the aggregate of such excess expenditures
shall not exceed             Dollars (US$        ) or its equivalent in
Colombian pesos;

        b) during any Calendar Year, make expenditures for Joint Operations not included in any Program or adopted Budget, not exceeding a total
of       Dollars (US$      ) or its equivalent in Colombian pesos, provided
that such expenditures shall not be for purposes previously rejected by the Operating Committee. When expenditures have been made under this authority, the total amount authorized hereunder shall be correspondingly reduced, and such expenditure shall be promptly reported to the Operating Committee. If the expanded amount is approved by the Operating Committee, the amount authorized
hereunder shall be increased back to        Dollars (US$       ) or equivalent
in Colombian pesos. It being the intention of the Parties that the Operator shall have a fixed amount established by the Operating Committee which it can expend without obtaining prior approval; and

        c) in an emergency make such immediate expenditures as it deems necessary for the protection of life or property. Such emergency expenditures shall be reported promptly to the Parties. Emergencies shall include but shall not be limited to explosions, fires, floods and other unexpected contingencies.

4.20 Operator shall submit to the parties an Authority for Expenditure (AFE) for any capital expenditure in excess of One Hundred Thousand Dollars (US$100,000) or its equivalent in Colombian pesos. The amount stated in any particular AFE shall not exceed the approved Budget for such expenditures. Each such AFE shall be itemized in a manner which readily allows each Party to correlate the expenditures covered thereby to the relevant work Program and Budget item, upon request of any party may reasonably request.

                                   ARTICLE 5
                      RESIGNATION AND REMOVAL OF OPERATOR

5.1 Geopozos shall be the Operator until such time ROG or its assignee has been approved by Ecopetrol to assume operatorship, scheduled not to exceed 12 months. Operator may resign at any time by giving notice to the Parties. Such resignation shall not become effective until four (4) months after said notice, unless prior to said period a successor Operator has assumed the duties of the Operator and Ecopetrol has waived the six (6) months requirement in Clause 10.4 of the Ecopetrol Contract. The successor Operator may not assume such duties until it has been qualified to do business in Colombia, and until Ecopetrol has approved the appointment of the successor Operator.

5.2 The removal of resignation of an Operator who remains a Party shall in no way prejudice its right and obligations as a Party and it shall retain



16 of 112
and hold its right to vote as a Party in the selection of a successor Operator. If Operator give notice of its withdrawal from this Agreement and the Ecopetrol Contract, then such notice shall also be deemed its notice of resignation as Operator, unless the Parties unanimously agree otherwise. In the absence of such unanimous agreement the outgoing Operator shall not hold or retain the right to vote in the selection of a successor Operator.

5.3 Operator may be removed by the unanimous vote of the Non-Operator(s) (excluding any Affiliate of Operator) after thirty (30) days prior notice of that effect if:

        a) it becomes bankrupt, insolvent, goes into dissolution or liquidation, commits or suffers any act of bankruptcy or insolvency;

        b) it is in material breach of its duties or obligations hereunder and does not commence to rectify the breach within thirty (30) days of notification by all Non-Operators (other than any Affiliate of Operator) of the alleged default; or

        c)      it was an Affiliate of any Party and has ceased to be such.

5.4 Within thirty (30) days after the giving of notice to Operator of its prospective removal or within one hundred and twenty (120) days after the date upon which notice is received from Operator of its intention to resign, as the case may be, the Non-Operator(s) shall notify the Operator as to whether or not one of the Non-Operators or an Affiliate of a Non-Operator wishes to take over as Operator. If more than one (1) Non-Operator or Affiliate thereof wishes to become Operator, the Operator shall, subject to the provisions of Article 5.2 hereof, be selected by an affirmative majority vote of two (2) or more Parties that are not Affiliates owning Participating Interests, provided that the outgoing Operator shall not vote to succeed itself as Operator. If none of the Non-Operators or their Affiliates wish to take over as Operator, the Parties shall by unanimous vote select a third party to act as Operator or shall establish such other procedures as will carry out the purposes of this JOA. Any third party so selected as Operator shall enter into a written instrument with all Parties that will establish the corresponding remuneration and other terms and conditions that may be established by the Operating Committee, and thereby assume the duties of Operator under this JOA.

5.5 The physical change of Operator shall take place in a way that the continuity of operatorship is ensured so that from the effective date of its resignation or removal, one (1) of the Non-Operators or their Affiliates or a third party, as the case may be, shall become temporal Operator and shall be in charge of Joint Operations. The outgoing Operator's reasonable and appropriate demobilization costs shall be charged to the Joint Account. On the effective date of its resignation or removal at discretion of the Operating Committee, the outgoing Operator shall surrender possession and deliver to the succeeding Operator, or if none, to the Non-Operators, the following:

        a) Such jointly-owned facilities, equipment, materials, inventory, cas Available Petroleum and other assets as are relevant to the duties of Operator not previously delivered to the Parties or their respective nominees, and shall make an inventory and accounting to the said Parties for any such items not so delivered.

        b) All books of accounts, documents, agreements and other papers relating to Joint Operations; and




17 of 112

        c) All data and information obtained by the Operator on behalf of the Parties in the course of Joint Operations.

        d) Replace the former Operator with the new Operator as signatory of any bank or financing institution account or in any title or document.

5.6 As soon as practicable after the effective date of such change of Operator, the Parties shall audit or procure the audit of the Joint Account. All costs and expenses incurred in connection with such audit shall be for the Joint Account. The results of such audit shall be reported to the Operating Committee as soon as practicable. Upon delivery of all the information referred in point 5.5 a) to d) above, and acceptance of such audit by the Operating Committee, the outgoing Operator shall be released and discharged from all obligations, rights and liabilities as Operator, but without prejudice to any legal rights and liabilities accrued prior to the date of the acceptance by the Operating Committee of such audit.

                                   ARTICLE 6
                                   OPERATIONS

6.1 Operator shall conduct the Exploration Seismic Operations pursuant to the approved Exploration Seismic Operations and Budget for the benefit and at the expenses of all Parties.

6.2 Operator shall conduct operations for the drilling of the obligations Wells pursuant to the AFT for the particular Obligation Well for the benefit and at the expenses of all the Parties.

6.3 Operator shall conduct operations for Exploration Operations pursuant to the approved Exploration Program and Budget (or any revision or addition thereto) for the benefit and at the expenses of all the Parties.

6.4 Operator shall conduct Exploitation Operations, pursuant to the approved Exploitation Program and Budget (or any revision or addition thereto) for the benefit and at the expense of the Participating Parties, and Ecopetrol, if it decides to participate. Operator shall conduct Exploitation Operations without the approval of the Executive Committee in accordance with the provisions of Clause 21 of the Ecopetrol Contract and the provisions of this JOA for the benefit and at the expenses of all the Participating Parties.

                                   ARTICLE 7
                       WORK PROPOSAL PROGRAMS AND BUDGETS

7.1 As soon as practical by after the effective date of this JOA or before October 1 of each year, the Operator shall submit to the Operating Committee for the meeting to be held in September, and itemized Program and Budget of proposed capital and operating costs and expenses for Joint Operations for the next succeeding Calendar Year. The Operator will take into account the recommendations of the Non-Operator (a) in the preparation of the Budget and Program which will be submitted to the Operating Committee for Determination. Operator must take into consideration for preparation of the Annual Budget the possibility of contribute with cash for invest in the Joint Operations to be held under the proposed Budget with the sale of the natural gas currently discovered in the Astrea-No.1 Well and Arjona-No.1 Well located in the Ecopetrol Contract Area. The final Budget and Program will be approved within thirty (30) days following its submittal to the Operating Committee.

Such Program and Budget shall include facilities to provide the total capacity for Petroleum if any, produced in accordance with Article 11



18 of 112
below. Within thirty (30) days following the receipt of the Budgets and Programs, the Parties will inform the Operator in writing concerning any changes they wish to propose. The Operator will take into account the recommendations and changes of the Parties in the preparation of the Budgets and Programs which will be submitted for the final approval of the Operating Committee.

7.2 Approval of the Budget shall constitute authority for the Operator to arrange Joint Operations and make expenditure commitments in accordance with the approved Program and commence expenditures on January 1 of the budget year.

7.3 The Operator and any Non-Operator may also from time to time submit to the Operating Committee revisions of the Program and Budget covering additions, and adjustments which it considers to be in the best interest of Joint Operations.

7.4 Subject to Article 4 hereof, Operator shall not be obligated or entitled to perform any work or incur in any expenditure or indebtedness hereunder for the Joint Account until the Operating Committee shall have approved a Budget which shall authorize the expenditures necessary to complete the Program for the Calendar Year in question.

7.5 The following procedures shall apply with respect to proposals for Exploration Operations:

        a) On or before May 1 of each year, Operator shall submit to each Non-Operator a recommended initial work Program and Budget relating to Exploration Operations to be conducted during that Contract Year. Such work program and budget shall include all anticipated Exploration Operations, including but not limited to Non-Development Wells, Development Wells, Development Facilities and geophysical operations and shall include a detailed itemization of each proposed operation and the estimated costs thereof.

        b) On or before June 1 of each year each Non-Operator shall submit to Operator and all Non-Operators proposed amendments and adjustments to the initial annual work Program and Budget as proposed by Operator.

        c) At the quarterly meeting of the Operating Committee to be held during June of each year, the representatives of the Parties, shall review and discuss the initial annual work Program and Budget for Exploration Operations as submitted by the Operator and all amendments and adjustments thereto proposed by Non-Operators. At such meeting the Representatives of the Parties shall vote on all recommendations and proposals and shall formulate a final work Program and Budget for the Exploration Operations. Those Exploration Operations receiving a majority vote interest of the Operating Committee as provided in Article 3.10.(a) of this Agreement shall be included in the final work Program and Budget for Exploration Operations for that Contract year (hereinafter the "Exploration Program and Budget"). Each Party whose Representative votes to approve an operation for inclusion in the Exploration Program and Budget shall be a Participating Party in said operation, and each party whose representative votes to disapprove an operation or fails to vote on such operations shall be a Non-Participating Party in said operation. The participating parties shall be obligated to pay their proportionated shares of the costs of the operation.

        d) A party hereto may from time to time propose revisions to the Exploration Program and Budget (hereinafter "Revised Exploration Operations') in accordance with the following procedures:


19 of 112

        (1) In proposing such Revised Exploration Operations related to a Non-Consent Operation, to each Participating Party a detailed itemization of each Revised Exploration Operations and the anticipated costs thereof.

        (2) Not later than 15 days from receipt of a Party's proposed Re Exploration Operation, each Party (or Participating Party in the case of a Non-Consent Operation) shall submit to the Party making the proposal its proposed amendments and adjustments to the proposed Revised Exploration Operation.

        (3) At the next quarterly meeting of the Operating Committee, or at special meeting of the Operating Committee call by the Chairman, if Operators deems necessary due to the nature of the Revised Exploration Operations, the Representative of each Party (or Participating Party in the case of a Non-Consent Operations) shall vote to approve or disapprove each Revised Exploration Operations. Any proposed Revised Exploration Operation receiving a majority vote of the Representatives of the Parties (or the Participating Parties in the case of a Non-Consent Operation) shall be conducted by the Operator pursuant to Article 6.3 above. Each party whose Representative votes to approve a Revised Exploration Operation shall be deemed a Participating Party in the Revised Exploration Operation, and each Party whose Representative votes to disapprove a Revised Exploration Operation or fails to vote shall be a Non-Participating Party in the Revised Exploration Operation. The Participating Parties shall be obligated to pay their proportionate shares of the costs of a Revised Exploration Operation.

        (4) Not less than ninety (90) days before commencing an Exploration Operation (or Revised Exploration Operation), Operator shall notify all Participating Parties specifying the work to be performed, the location, proposed depth, objective formation, estimated costs and other information relating to the operation, which AFE shall be in accordance with the approved Exploration Program and Budget (or Revised Exploration Operation) and the terms of this JOA, and shall be for information purposes only. The Participating Parties shall be obligated to pay their proportionate shares of the AFE and any additional costs authorized under Article 4.20 of this JOA.

7.6 The following procedures shall apply with respect to proposals for Exploitation Operations:

         a) On or before May 1 of each year, (except upon the first acceptance of the Commercial Field, within two weeks after such acceptance), Operator shall submit to each Non-Operator a recommended initial work program and Budget for the next following Calendar Year. If there are at least six and one-half month remaining in the Calendar Year, after the first acceptance of a Commercial Field, the initial work program and budget shall cover the remainder of such Calendar Year. The initial work Program and Budget shall include all anticipated operations concerning the development of the Commercial Field, including but not limited to Non-Development Wells, Development Wells, Development Facilities and other operations. Said initial work Program and Budget shall include a detailed itemization of each proposed operation and the estimated costs thereof.

         b) On or before June 1 of each year (except upon the first acceptance of Commercial Field, within one month after such acceptance), each Non-Operator shall submit to Operator and all other Non-Operators its proposed amendments and adjustments to the initial work Program and Budget proposed by Operator. Each operation in the initial work Program and Budget recommended by Operator and each operation submitted by a Non-Operator as



20 of 112
an amendment, modification, addition or adjustment thereto shall be submitted to the Operating Committee for discussion and a vote at its June meeting (or six weeks after the first acceptance of a Commercial Field).

        c) At the quarterly meeting of the Operating Committee to be held during June of each year (or six weeks after the first acceptance of a Commercial Field), the Representatives of the Parties, shall review and discuss all proposals submitted, and shall vote on each operations submitted to the Operating Committee, and shall formulate the Work Program and Budget (the "initial Exploitation Program and Budget") to be submitted to Ecopetrol on August 15th of each year (or two months after the first acceptance of a Commercial Field). Each operation receiving a majority vote shall be included in the initial Exploitation Program and Budget. Except as hereinafter provided each Party whose Representatives votes to approve an operation for inclusion in the Initial Exploitation Program and Budget shall be a Participating Party in said operation; and each Party whose Representative votes to disapprove an operation or fails to vote shall be a Non-Participating party in said operation.

        d) Operator shall present the Initial Exploitation Program and Budget to Ecopetrol no later than August 15th of each year (or two month after the first acceptance of a Commercial Field) in accordance with the terms of Clause 11.1 of the Ecopetrol Contract. Operator shall inform all Parties of the changes recommended by Ecopetrol in the Initial Exploitation Program and Budget and shall freely consult with all Parties regarding those changes and take into consideration all recommendations and suggestions of all Parties regarding the preparation of the final detailed work Program and Budget (hereinafter the "Final Exploitation Program and Budget") to be submitted to the Executive Committee for final approval. Taking into consideration the recommendations of Ecopetrol and Non-Operators, Operator shall submit the Final Exploitation Program and Budget to the Executive Committee in accordance with Clause 11.1 of the Ecopetrol Contract.

        e) Those operations included in the Final Exploitation Program and Budget approved by the Executive Committee without material change shall be conducted by Operator in accordance with Article 6.4 of this JOA (Operation for Exploitation Operations) at the expense and for the benefit of the Participating Parties and Ecopetrol in accordance with the terms of the Ecopetrol Contract.

        f) Those operations included in the Final Exploitation Program and Budget which were approved by the Executive Committee with material change shall be considered at a special meeting of the Operating Committee, and the Representative of each Party shall vote on each such operation. Such vote shall supercede the initial vote provided for in Article 7.5 (c) above. Each Party whose Representative votes to approve an operation shall be a Participating Party in said operation, and each Party whose Representative votes to disapprove an operation or fails to vote shall be a Non-Participating Party in said operation. Only those operations receiving a majority vote shall be conducted by the Operator, and they shall be conducted for the benefit of the Participating Parties and Ecopetrol in accordance with the terms of the Ecopetrol Contract.

        g) Those operations included in the Final Exploitation Program and Budget which are not approved by the Executive Committee, shall be considered at a meeting of the Operating Committee and the Representative of each Party shall vote regarding whether or not to proceed to conduct each such operation for the exclusive account of the Parties pursuant to the terms of Clause 21 of the Ecopetrol Contract. The vote provided for in this Article 7.5 (g) shall supercede the vote provided for in Article 7.5 (c) above. Each Party whose Representative votes to proceed with an operation shall be




21 of 112

Ecopetrol in accordance with the terms hereof and the terms of the Ecopetrol Contract.

        (5) If any of the Revised Exploitation Operations approved by the Executive Committee differ materially from those approved by majority vote of the Operating Committee (or Participating Parties in the case of Non-Consent Operations) those Revised Exploitation Operations so altered shall again be submitted to the Parties (or Participating Parties in the case of Non-Consent Operations) for approval in the same manner as provided in Section 7.5 (f) above. If a Revised Exploitation Operation is not approved by the Executive Committee and if Operator is authorized to act with respect to such Revised Exploitation Operation pursuant to the terms of Clause 21 of the Ecopetrol Contract and this Agreement, then at a meeting of the Operating Committee, the Representative of each Party (or Participating Parties in the case of Non-Consent Operation) shall vote regarding whether or not to proceed to conduct such Revised Exploitation Operations for the exclusive account of the Parties pursuant to the terms of Clause 21 of the Ecopetrol Contract. Each
Party whose Representative votes to proceed with such a Revised Exploitation Operation shall be a Participating Party in the operation; and each Party whose Representative votes not to proceed with a Revised Exploitation Operation or fails to vote shall be a Non-Participating Party in the Revised Exploitation Operation. Operator shall conduct those Revised Exploitation Operations which receive the majority vote of the Operating Committee (or Participating Parties in the case of Non-Consent Operations) at the expense and for the benefit of the Participating Parties. Subject to the terms of Clause 21 of the Ecopetrol Contract each Participating Party shall pay the portion of the costs and expenses attributable to Ecopetrol's Working Interest in such operation and except as hereinafter set forth shall receive the portion of the Petroleum attributable to Ecopetrol's Working Interest in the operation (after deduction of the royalty of Ecopetrol) in the ratio that each Participating Party's Interest bears to the total interest of all Participating Parties. In the event Revised Exploitation Operations not approved by the Executive Committee are conducted for the exclusive account of the Parties pursuant to Clause 21 of the Ecopetrol Contract and this Agreement, the benefits of the provisions of Clause 21 of the Ecopectrol Contract regarding the recoupment of the costs and expenses of such operations with a premium, shall accrue solely to the Participating Parties in the subject operations pro rata in the proportion that the Participating Parties of each such Party in the subject operation bears to the total Participating Interest of all Participating Parties in such operation.

        (6) Not less than ninety (90) days before commencing an Exploitation Operation (or Revised Exploitation Operation), Operator shall notify all Participating Parties specifying the work to be performed, the location, proposed depth, objective formation, estimated costs and other information relating to the operation, which AFE shall be in accordance with the approved Exploitation Program and Budget (or Revised Exploitation Operation) and the terms of this Agreement, and shall be for information purposes only. The Participating Parties shall be obligated to pay their proportionate shares of all costs for the approved operations including those costs authorized under
Article 4.20 of this Agreement.

                                   ARTICLE 8
                          COSTS, EXPENSES AND ADVANCES

9.1 Except as herein otherwise specifically provided, all costs, expenses and benefits, accruing or resulting from Joint Operations, shall be borne and paid by and accrued to the Parties in proportion to their respective Participating Interests. All charges, credits and accounting for such expenditures among the Parties and between the Parties and Ecopetrol and




22 of 112
the rendering of accounts by Operator in respect thereof shall be in accordance with Exhibit "B" of the Ecopetrol Contract.

8.2 Except as otherwise provided concerning advance payments, Operator initially shall pay all costs and expenses, including required advances to third parties; and discharge all Joint Account costs and expenses and shall charge the Parties with their respective Participating Interest shares of such costs and expenses.

8.3 Funds received by Operator under this JOA shall be segregated or maintained by it as a separate fund. Funds received as estimated advances shall be maintained by Operator in an interest-bearing account or otherwise invested in a manner to earn interest which will not interfere with Operator's obligation to pay all costs and expenses when due. Interest earned shall be credited to each Party advancing such funds, pro rate, in accordance with the Party's Participating Interest in the operation for which the advance was made.

8.4 The Operator at its election shall have the right to request and receive from each Party payment in advance in Colombian pesos unless the Party elects to fund in other currency of each Party's respective share of the estimated amount of expenditures for Joint Operations for the succeeding quarterly period payable to the Operator on the due date established by the Operator based on the currency established by the Operating Committee. Such estimates shall be based on the latest information available to the Operator at the time the request to the Party for advance is made. Such request for advance shall be furnished to the Parties at least forty-five (45) days prior to the first day of any quarterly period in which such advances are due. The quarterly cash calls shall be paid by each Party not earlier than the first Day of the quarterly period to which the cash call applies. Payment shall be considered made when good funds have been received at the bank account place designated by the Operating Committee. Proper adjustment each quarterly cash call shall be made between advances and expenditures in the currency so advanced as part of the calculation of the cash call for the next succeeding quarterly period, to the end that each Party shall bear and pay its proportionate share of actual expenditures. Payment of any cash calls pursuant to this Article, shall not prejudice the right of any Party to protest or question the correctness thereof within the time limits specified in the Exhibit "B" of the Ecopetrol Contract.

8.5 The Operator shall pay all fees, rentals and imposts and shall charge the Joint Account any such fees, rentals and imposts so paid; provided, however each Party shall pay to the Colombian government all taxes computed by reference to profits, income, networth, distributions or capital, required by the applicable Regulations to be paid on account of Joint Operations or by the terms and provisions of the Ecopetrol Contract.

8.6 Each Party shall timely pay or deliver, or cause to be paid or delivered, to the appropriate governmental authority, all taxes computed by reference to income, profits, net worth, distributions, or capital properly payable by such Party, and such Party shall hold the other Parties free from any liability therefor.

8.7 Operator shall, in accordance with Clauses 13 and 14 of the Ecopetrol Contract, deliver to Ecopetrol the portion of the production from the Ecopetrol Contract Area representing Ecopetrol's royalty. If the Operator is requested by Ecopetrol to pay royalty as provided for in Clause 14.6 or the Ecopetrol Contract, then the Operator shall make such payment, and each Party shall furnish Operator with all information necessary for it to do so, and shall advance to Operator such funds as are necessary to pay timely




23 of 112
to Ecopetrol the royalty in respect of the share of production taken from the Ecopetrol Contract Area and disposed of by such Party.

8.8 If the existence of a Commercial Field in the Ecopetrol Contract Area is recognized by the Parties and Ecopetrol and Joint Operations with Ecopetrol are commenced under the Ecopetrol Contract, the provisions of this JOA shall, as among each of the Parties, be applicable and controlling with respect to those operations; provided, however, that in the event of conflict between the provisions of this Agreement and those of the Ecopetrol Contract, the latter shall prevail as among Ecopetrol, and each of the Parties.

8.9 In each contract signed by Operator with the Contractors and/or sub-contractors it will be an express provision, by means of which such persons agree and accept the Parties harmless from and against any and all claims, demands, actions, causes of action, judgements, including attorney's fees and legal costs, arising out of or resulting from death, injury, kidnaping, to persons or damage to property during or in connection with the services to be reder to the Joint Operations.

8.10 It is recognized that at the time major expenditures will be required under development activities the Parties will review the equity of the arrangements for cash advances, billings and like matters affected thereby. Operator shall take into consideration for such review the possibility of obtaining additional earnings with the sale of the natural gas currently discovered in the Astrea-No. 1 Well and Arjona-No. 1 Well located in the Ecopetrol Contract Area.

8.10 The rules of the Accounting Procedure marked as Exhibit "B" of the Ecopetrol Contract shall govern all the provisions for accounting, billing payments and allocation of all direct and indirect costs, expenses and overhead charges and containing the principles to be adopted by the Operator and the Parties for all accounting and fiscal purposes.

                                   ARTICLE 9
                             DEFAULTS AND REMEDIES

9.1 In addition to any other security rights and remedies provided for by law or equity with respect to services rendered or materials and equipment furnished under this Agreement, each Party grants to Operator a first lien and security interest upon its interest in this Agreement and the Ecopetrol Contract, including any Petroleum production, credited thereto, in order to secure payment of its share of expense together with interest thereon at the rate for the currency in which the payment was supposed to be made set forth in Exhibit "B" of the Ecopetrol Contract or the maximum rate allowed by law, whichever is less, plus attorney's fees, court costs and other related collection costs. If any Party does not pay its share of expense when due, Operator shall have the right, without prejudice to other rights or remedies, to collect from the Petroleum purchaser the proceeds from the sale of such Party's share of production until the amount owed by such Party plus interest at the rate herein provided has been paid. Each purchaser shall be entitled to rely on Operator's statement concerning the amount owed and interest payable thereon. Operator grants to the parties a similar lien and security interest to secure payment of Party's supported share of expenses, and to secure the obligation of Operator to properly disburse funds received from the Parties.

9.2 If such Party or Parties fails to pay any cash call made due in full within the grace period of forty-five (45) Days from the date of receipt of notice its proportionate share or to timely pay in full its proportionate share of any quarterly expenditure made in accordance with this JOA and/or




24 of 112

Exhibit "B" of the Ecopetrol Contract, it shall be in default ("Defaulting Party or "Defaulting Parties" if more than one (1)). The Operator shall give notice of such failure to such Party and amount thereof to all Parties. Each Party not in default shall, within ten (10) Days of receipt of such notice, pay to Operator the default amount in the proportion that its Participating Interest bears to the total Participating Interest of all Non-Defaulting Parties. Failure of a Non-Defaulting Parties to pay when due its share of such default amount shall likewise and with the same effect be considered a default and said Party will become a Defaulting Party hereunder.

9.3 The amount or amounts so advanced by each Non-Defaulting Party in respect of each Defaulting Party shall bear interest at the Default Interest Rate from the date so advanced until said amount together with such interest to the date of payment has been paid in full by the Defaulting Party. Any sums paid back by Defaulting Parties and allocated by the Operator within the next five (5) Days to the Non-Defaulting Parties in the same proportion as the sums were advanced, and will be applied first to interest due and the balance, if any, to the default amount.

9.4 Notwithstanding any other provision of this Agreement, the Defaulting Party shall not be entitled to attend Operating Committee meetings or to vote on any matter coming before the Operating Committee during the period that such default continues. The Non-Defaulting Parties alone shall have the right, at any time subsequent to such default and for so long as such default continues, to decide unanimously the course and extent of all future Joint Operations and expenditures therefor, so long as such default remains in effect, including without limiting the generality of the foregoing, expenditures incurred in the quarterly period with respect to which the default first occurred and any subsequent quarterly period, and the right to approve a surrender of all or part of the Ecopetrol Contract Area or termination of the Ecopetrol Contract. The Defaulting Party shall be bound by such decisions and any subsequent Determinations, and during such period of time a Defaulting Party shall not have the right to cast any vote on the Operating Committee. Subject to Operators prior preferred lien, if any, pursuant to Article 9.1 each Non-Defaulting Party shall have a preferred lien on all secure the payment of all advanced funds due it from each Defaulting Party. Such preferred lien shall also apply against all Petroleum otherwise attributable to each Defaulting Party's Participating Interest and the proceeds thereof and shall remain in effect until each Non-Defaulting Party recovers the full amount plus interest of the sums so advanced by it.

9.5     Operator may, without limiting Operator's rights at law:

        a) Withhold from such Defaulting Party any further information and privileges with respect to Joint Operations; and

        b) Treat the default as an immediate and automatic assignment to the Operator of the proceeds of the sale of the Defaulting Party's share of the Petroleum produced, such proceeds to be set-off against the sums in default: and from and after Operator making such election, Operator may require the purchaser of the Defaulting Party's share of the Petroleum to make payment therefore to Operator while the default continues. Any such action by Operator shall not operate to release such Defaulting Party from liability for payment of any monies and shall be in addition to and not in lieu of the other provisions of this Article 9 and any other legal, equitable or contractual remedy which the Operator may have for the collection of such monies.




25 of 112

9.6 In order to secure Operator for the non-payment of any sum due the Operator under this Agreement from each Party, the Operator shall have a preferred lien on and security interest in the Participating Interest of each Party, in Petroleum produced and saved under this JOA or the Ecopetrol Contract, in the proceeds form the sale of such Petroleum and in the material and equipment acquired for the Joint Account.

9.7 Subject to Operator's lien, each Non-Defaulting Party shall have a similar lien, mutatis mutandis, on all interests of the Defaulting Party under the Ecopetrol Contract and this JOA to secure the payment of any and all amounts advanced, plus interest thereon. Furthermore, any overriding royalty, production payment, net proceeds interest, carried interest, or any other interest carved-out of the Working Interest of a Party in the Ecopetrol Contract shall be subject to the rights of the Parties to this Agreement, and any Party whose Working Interest is so encumbered shall be responsible therefor. If a Party does not pay its share of expense under this Article are insufficient for that purpose, the security rights provided for therein may be applied against the carved-out mentioned interests with which such Working Interests is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted.

9.8 In addition and supplemental to any other remedy which may be available to the Operator and Non-Defaulting Party, if any Party hereto shall be in default in payment of advances or costs incurred hereunder, including any Minimum Work Commitment, and if the Defaulting Party shall fail to remedy such default within sixty (60) Days (or five (5) Days if a drilling rig is on an Exploratory Well location) after receipt of written notice thereof by Operator, Defaulting Party, at the sole option of the Non-Defaulting Party(ies), effective as of the date of such default, if, Petroleum share it is not enough to pay all the debts after deducting the royalties mentioned in Clause 13 of the Ecopetrol Contract, the Defaulting Party shall in favor of the Non-Defaulting Party or Parties be penalized promptly and immediately thereafter with a penalty of Two Hundred percent (200%) in each case of all amounts due.
In case of any doubt in the calculation and application of this penalty, Clause
21.2 of the Ecopetrol Contract shall be apply.

9.9 No partial or total assignment of any interest that belongs to the Defaulting Party shall relieve the Defaulting Party of its obligation to pay the full amount of the sums in default, together with interest and the penalty thereon provided in Article 9.8 above. Further, the Defaulting Party shall continue to be liable for its accrued obligations under this JOA and the Ecopetrol Contract until relieved of such obligations by all Non-Defaulting Parties and for interest as provided above until the Defaulting Party has paid the full amount of the sums in default together with such interest to the date of payment for all loss, claims liability or damage incurred by the Non-Defaulting Parties as a consequence of such default.

9.10 Since the remedies contained under this Article are not exclusive and are without prejudice to any remedies or actions at law or equity that are or may be available to the Non-Defaulting Parties for the enforcement of their rights and collection of all sums due and owing from a Defaulting Party. The failure to exercise any right or remedy at any time shall not constitute a waiver of such right or remedy or stop the future exercise of such right or remedy with respect to any default or subsequent defaults in the performance by any Party of its obligations hereunder, including but not limited to the obligations to advance funds.



26 of 112

                                   ARTICLE 10
                                  WITHDRAWALS

10.1 No party shall withdraw from this Agreement until any Minimum Work Commitment for the corresponding exploration year has been satisfied. Thereafter, any Party may withdraw from this Agreement and the Ecopetrol Contract upon at least sixty (60) Days notice in writing to the other Parties of its intention to withdraw; When a Party ("Withdrawing Party") shall thereafter cease to be entitled to vote on any matter submitted to the Operating Committee affecting or applying to Joint Operations to be conducted after the expiration of said sixty (60) Days.

10.2 The other Parties shall each have thirty (30) Days from the receipt of the notice from the Withdrawing Party to elect, by giving notice to the Parties, whether to take a transfer of the Withdrawing Party's interest or to join in the withdrawal; a failure to respond within thirty (30) Days shall be deemed an election not to withdraw. If all Parties elect to join in the withdrawal, all Parties shall surrender their Participating Interests at the earliest possible date and each Party shall be liable for its Participating Interest share of all costs of surrendering the Ecopetrol Contract and related operations. If one or more Parties elect not to join in the withdrawal, then the Withdrawing Party, together with those Parties electing to join in the withdrawal ("Withdrawing Parties"), shall at their sole cost, risk and expense, borne in proportion to their respective Participating Interests, transfer their Participating Interests in the Ecopetrol Contract and in this Agreement and in the jointly-owned information, materials, equipment and inventory to the Parties electing to continue ("Remaining Parties"). Such transfer shall be effective upon the expiration of sixty (60) Days from the date that the first notice of withdrawal from the original Withdrawing Party was received by the last of the Parties to receive such notice and shall be free and clear of all liens, claims and encumbrances. The Parties joining in the withdrawal, on and after the date that their notice to withdraw, was received by the first of the other Parties to receive notice, shall cease to be entitled to vote on any matter submitted to the Operating Committee affecting or applying to Joint Operations to be conducted after the effective date of such transfer. The Remaining Parties shall take the interest transferred in proportion to their respective Participating Interests unless they unanimously agree otherwise.

10.3 The Withdrawing Parties, at their sole cost, shall take such actions and execute such documents as are necessary or desirable to obtain required consent from the Ecopetrol or the Colombian government or both, and otherwise to give effect to the transfer. Until such consents are obtained, the Withdrawing Parties shall hold their Participating Interests in trust for the benefit of the Remaining Parties.

10.5 Any withdrawing Party shall continue to be bound by the provisions of Articles 18 and 20.3 hereof as if it were a Remaining Party.


                                   ARTICLE 11
                                   INSURANCE

11.1 In accordance with Clause 33 of the Ecopetrol Contract, Operator shall carry for the Joint Account and shall require contractors and/or sub-contractors to carry all insurance required to comply with the Regulations applicable to the Ecopetrol Contract Area and any other obtainable insurance as may be approved by the Operating Committee. In cases compatible with the applicable Regulations, such insurance shall waive all right of recourse against the Parties. Each policy of insurance obtained pursuant to this Article
11.1 shall, if Parties request, include




27 of 112
as named insureds any mortgages other holders of a security interest in this Agreement and Ecopetrol Contract.

11.2 At all times while operations are conducted hereunder, Operator shall carry insurance of the types and in the amounts as follows:

        a) Workers Compensation Insurance in full compliance with all laws, orders or rules of the Colombian government body.

        b) Employees Liability Insurance in the limits of US $100,000 per accident covering injury or death to any employee which may be outside the scope of the Workers' Compensation under section (a) above.

        c) Comprehensive General Liability Insurance with limits of a minimum of US $750.000 for Bodily Injury and Property Damage per occurrence including Blowout and Cratering. Completed Operations and Broad Form Contractual Liability as respects any contract into which the Operator may enter under the terms of this Agreement.

        d) Comprehensive Auto Liability insurance covering owned, non-owned and hired automotive equipment with limits of a minimum of US $750,000 for Bodily Injury and Property Damage per occurrence.

        e) Operators Extra Expense Coverage (Control of Well Insurance) with a minimum of US $1,000,000 covering its proportionate share of expenses involved in controlling a blowout, the expense of redrilling and certain related costs.

        f) Performance Bond, to guarantee overall compliance with the obligations and Advances imposse to Operator and/or Contractors and/or subcontractors, equal to the percentages and amounts to be established in each case by the Operating Committee, without the later means reduction of any responsibility on behalf of the Operator.

Coverage under 11.2 (c), (d), (e) and (f) may be carried for Non-Operators by Operator.

11.3 Operator shall require all contractor and/or subcontractors to obtain, maintain and keep in force during the time in which they are engaged in the performance of operations or services hereunder such insurances as in the best judgement of Operator are deemed necessary taking into account the nature of the operation or services being performed hereunder and the risks associated therewith.

11.4 All policies of insurance obtained hereunder by either Operator shall, to the extent obtainable, (i) name as insureds the Parties with its percentages of interest and (ii) contain provisions or endorsements waiving the insurer's rights of subrogation against such named insures.

11.5 All deductibles contained in the policies of insurance obtained hereunder shall be assumed and borne by the Parties in proportion to their respective Participating Interests.

11.6 Operator shall, upon request, obtain and send copies to Parties prior to the commencement of operations hereunder certificates of insurance covering the respective insurances set forth above.

11.7 When Joint Operations are conducted by all of the Parties under the terms of this Agreement, the cost of any insurance required hereunder with respect to such Joint Operations, as well as losses, liabilities and




28 of 112
expenses incurred as the result of such Joint Operations, shall be the burden of all Parties. When Non-Consent Operations are conducted under the terms of this Agreement, the cost of insurance requirements hereunder with respect to such Joint Operations, as well as losses, liabilities and expenses incurred as the result of such operations, shall be the burden of the Participating Parties therein.

11.8 Except as provided in this Article 11, no other insurance will be provided by the Operator for the benefit of the Parties except by approval of the Operating Committee or as may be required by law or contractual agreements entered into by Operator pursuant to Joint Operations under this Agreement.

11.9 It is understood and agreed that any Party may carry any other insurance for its own account at its sole cost and expense for its own Directors, officers, agents and employees, provided that such insurance shall waive all right of recourse against the other Parties.

                                   ARTICLE 12
                       DISPOSITION OF PETROLEUM PRODUCED

12.1 Each Party shall have the right to take in kind or separately dispose of its share of Available Petroleum produced and saved from the Ecopetrol Contract. After Oil and/or Gas have been discovered in commercial quantities and jointly-owned facilities are available for storage and/or transportation thereof, the Operating Committee shall determine an appropriate lifting procedure in the event any Party wishes to separately dispose of its share of Available Petroleum. Expenses incurred by the Operator to accommodate a Party's separate disposition of Available Petroleum which are not common to all parties shall be charged to and borne by such Party.

12.2 Any available Petroleum to which a Party is entitled from Sole Risk Operation under Article 14 of this Agreement shall be delivered to such Party in addition to any Available Petroleum which it receives under this Article 12. Any extra cost of producing, transporting or storing such Petroleum shall be borne solely by the Party entitled to receive it. Subject to Determination of the Operation Committee, such Party may use jointly owned facilities if and to the extent such use will not significantly interfere with Joint Operations.

12.3 At any time, and from time to time, when any Party shall fail to take in kind or separately dispose of its proportionate share of Available Petroleum, Operator shall have the right (revocable at will be the Party owning same), but not the obligation, to sell such Petroleum to others at the same price which Operator receives for its own share of Available Petroleum, or to purchase same at the field price paid by a third party in an arms length transaction, for the account of such non-taking Party, Any purchase or sale by Operator of any other Party's share of Available Petroleum shall be only for reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event for a period in excess of one (1) year.

                                   ARTICLE 13
                         EFFECTIVE DATE AND TERMINATION

13.1    This JOA shall be effective as of March 5th, 1997.

13.2 This JOA shall be and remain in effect for so long as the Ecopetrol Contract is not terminated by the Parties hereto or until this Agreement is




29 of 112
otherwise terminated pursuant to the terms hereof, and until all materials, equipment, and personal property used in connection with operations hereunder have been removed and/or disposed of and final settlement has been made between the Parties in accordance with the terms of this JOA, the Ecopetrol Contract, the Farmout Agreement and the Regulations.

13.3 Notwithstanding the termination of this JOA, Operator shall have the obligation to take whatever action is necessary if reasonable, in order to obtain and retain possession of assets in which the Parties have an interest pursuant to Clause 22.10 of the Ecopetrol Contract, and possession of funds which had been deposited in Colombia and aboard for anticipated Joint Operations.

13.4 Notwithstanding the termination of this Agreement, all Parties (or Participating Parties in the case of Non-consent Operations) shall be obligated to pay their proportionate shares of cost incurred by Operator pursuant to
Section 13.2 above, and for the reconditioning of land, plugging of wells and any other such activity required by Ecopetrol or any other colombian authority on the termination of the Ecopetrol Contract.

13.5 Any termination of this Agreement shall be without prejudice to any accrued rights and remedies of the Parties; and the provisions of this Agreement with respect to confidential information and the settlement of disputes shall continue to have effect notwithstanding such termination.

                                   ARTICLE 14
                      OPERATIONS BY LESS THAN ALL PARTIES

14.1 The Parties irrevocably agree to undertake the Minimum Work Commitment required by the terms of the Ecopetrol Contract or by the Operating Committee in accordance with this Agreement After satisfying the Minimum Work Commitment, any proposal by Operator or a Party to drill an Exploratory or Development
Well shall be submitted to the Operating Committee for consideration in the manner provided in Article 3 hereof. Should such a proposal fail to receive the required vote of the Operating Committee then, within thirty (30) Days after the Operating Committee votes on such proposal, any Party or Parties desiring to conduct such operations shall give notice in writing to all the Parties of their desire to do so, specifying the Sole Risk Program Description, and each other Party shall, within thirty (30) Days after receipt of notice, give notice to all Parties, stating whether or not it desires to join in such operations. Each Party so giving notice that it desires to participate in such operation shall be a "Participating Party" for such purpose. If all Parties are Participating Parties, then such operation shall be conducted for the Joint Account of the Parties under this Agreement and at such time as may be mutually agreed upon. If any Party receiving said notice of desire to conduct such operations shall notify the other Parties that it does not desire to join in such operation, or shall fail to give notice to the other Parties in the manner and within the period above provided, then such well or other operation, if drilled or conducted, shall be at the sole cost, risk and expense of the Participating Parties, in the proportion that their respective Participating Interests, bear to the sum of their Participating Interests.

14.2 Participating Parties shall arrange for the drilling by the Operator of any Sole Risk Well within ninety (90) Days after the end of the aforesaid notice period of thirty (30) Days, or within such longer period as may be required to enable Operator to move in and rig up drilling equipment. Upon receipt of written request of Participating Parties, to be given to Operator at the and of the aforesaid notice period of thirty (30)




30 of 112

Days, Operator shall drill such well at the sole cost, risk and expense of Participating Parties; provided that such drilling will not interfere with Operator's due execution of a Program therefore adopted by the Operating Committee, in which event, Operator shall select an alternative time for drilling of said well subject to approval of Participating Parties and/or the Operating Committee, as may be required. Notwithstanding anything to the contrary in Article 14.1 herein, Operator shall have the option, if it is not a Participating Party therein, to elect not to act as Operator for said Sole Risk Well and the Participating Parties shall elect one of themselves to act as Operator of the Sole Risk Well by a majority vote of their Participating Interests. Notwithstanding any other provision of such Article 14.1, it is agreed that no Party or Parties shall be entitled to drill a Sole Risk Exploratory Well until all Additional Obligatory Work shall have been completed.

14.3 If a Sole Risk Exploratory Well is drilled in accordance with the terms hereof, Operator, if directed by Participating Parties, shall conduct appropriate tests of reasonable duration and shall furnish only the Participating Parties with a copy of all test data together with copies of all logs, analyses and other information obtained in connection with the drilling of such well. If said Sole Risk Exploratory Well results in a Discovery of Petroleum, the Participating Parties shall be entitled to receive One Hundred percent (100%) of the Petroleum produced from the Sole Risk Exploratory Well and Fifty percent (50%) of the Petroleum attributable to the Non-Participating Parties produced from subsequent Joint Account wells in the Commercial Field associated with the Discovery until Participating Parties have received from the proceeds of sale thereof an amount equal to One Thousand percent (1000%) of the cost of drilling, completing and operating such well.

14.4 If a Sole Risk Development Well is completed as a well producing or capable of producing Petroleum, the Participating Parties shall be entitled to receive one hundred percent (100%) of the Petroleum produced from said well until Participating Parties have received from the proceeds of sale of such Petroleum an amount equal to six hundred percent (600%) of the drilling costs of such well, plus four hundred percent (400%) of the cost for surface facilities, transportation and infrastructure required to produce the Petroleum found in such well, plus one hundred percent (100%) of the cost of operating such facility during the reimbursement and premium period provided for herein. Thereafter, such well shall become a jointly-owned well, as any well drilled for the Joint Account hereunder.

14.5 Prior to the abandonment of any Sole Risk well, each Party shall be given notice in writing of the intention to abandon such well. Each Party shall have a period of forty-eight (48) hours thereafter (or such additional time as any Party may reasonably request provided, that all costs attributable to such requested additional time shall be charged to the Party making such request) in which to elect to take over and deepen, plug back or rework and attempt to complete such well. If no Party elects to take over such well it shall be plugged and abandoned at the sole cost and risk of the Participating Parties. If any Parties elect to take over such well, all costs, expenses and other liabilities incurred in connection with such well from the date of such takeover shall be shared by such Parties in the proportions that their respective Participating Interests bear to the sums of their Participating Interests. All interests of any other Parties in such well shall be transferred and assigned to the Parties electing to take over such well without consideration or warranty. The Parties electing to take over such well shall promptly pay to transferors the latter's share of the salvage value of the material and equipment appurtenant to the well determined in accordance with the Accounting Procedure established as Exhibit "B" of the Ecopetrol Contract.




31 of 112
in accordance with Article 3.9 hereof, the acquisition or construction of such Additional Major Facilities shall be undertaken by Operator for the Joint Account. Provided, however, that any Party who voted against such proposal shall not be required to participate therein if such Party advises Operator within fifteen (15) Days after the adoption of such proposal of its intention not to participate. In such case, the Parties participating in the acquisition or construction of such Additional Major Facilities shall jointly bear the cost thereof and shall own such Additional Major Facilities in the proportion that the Participating Interest of each bears to the sums of their Participating Interests. The Parties not participating in the acquisition or construction of such Additional Major Facilities shall have no interest therein or right to the use thereof except on such terms and conditions as the Parties participating therein may specify.




32 of 112

14.6 If any proposal for completing, deepening, plugging back, sidetracking, re-completing, or reworking a well drilled hereunder fails to receive the affirmative vote of the Parties in the Operating Committee for such proposals to proceed as set forth in Article 3 then, within thirty (30) Days after the vote on such proposal, any Party or Parties desiring to perform such work shall give notice in writing to all the Parties of their desire to perform such work, specifying the proposed work and estimated cost thereof, and each Party shall within thirty (30) Days after receipt thereof, give notice to all Parties stating whether or not it desires to join in such work. Each Party giving notice as provided above that it desires to participate in such work shall be a "Participating Party" for such purpose. If Parties holding Participating Interests sufficient to approve such work in accordance with Article 3 elect to join in such work then such work shall be done for the Joint Account this Agreement; otherwise, the work shall be done at the sole cost, risk and expense of the Participating Parties, in the proportions that their respective Participating Interests bear to the sum of their Participating Interests. Where a drilling rig is on location, the period for the giving of notice with respect to a completion, deepening, plugging back, sidetracking, recompleting or reworking operation shall be reduced to seventy-two (72) hours in each case.

14.7 If such operation results in the production of Petroleum from a well which is:

        a) An Exploratory Well, then with respect to the Petroleum produced therefrom, the provisions of Article 14.2 shall apply, mutatis mutandis, to the operation (including the penalty provided therein) to the extent that such operation and production relates to the well as an Exploratory Well;

        b) Development Well, then with respect to the Petroleum produced therefrom the provisions of Article 14.3 shall apply, mutatis mutandis, to the operation and the recovery of costs (including the penalty provided therein) to the extent that such operation and production relates to the well as a Development Well.

14.8 Any proposal by Operator or other Party, for acquisition or construction of Additional Major Facilities shall be submitted to the Operating Committee in accordance with Article 3 hereof. Such proposal shall include, in reasonably sufficient detail, the specifications for the facilities, equipment and transportation to be acquired or constructed and the estimated cost thereof. If the Operating Committee initially fails to adopt such proposal the Operating Committee shall meet again (not less than twenty (20) Days nor more than forty (40) Days thereafter) to reconsider and vote on such proposal. If, upon reconsideration, such proposal is adopted in accordance with Article 3.9 hereof, the acquisition or construction of such Additional Major Facilities shall be undertaken by Operator for the Joint Account. Provided, however, that any Party who voted against such proposal shall not be required to participate therein if such Party advises Operator within fifteen (15) Days after the adoption of such proposal of its intention not to participate. In such case, the Parties participating in the acquisition or construction of such Additional Major Facilities shall jointly bear the cost thereof and shall own such Additional Major Facilities in the proportion that the Participating Interest of each bears to the sums of their Participating Interests. The Parties not participating in the acquisition or construction of such Additional Major Facilities shall have no interest therein or right to the use thereof except on such terms and conditions as the Parties participating therein may specify.




33 of 112

14.9 If additional testing, logging or coring ("Testing") is conducted as a Sole Risk Operation, all data acquired therefrom by the Participating Parties shall be their exclusive property and the Non-Participating Parties shall have no right or interest in such data or right to have such data disclosed to them. In the event a completion, plugging back, sidetracking or deepening operation is thereafter proposed to be conducted in the same well, any Non-Participating Party to the Sole Risk Testing Operation electing to participate in such proposed operation, shall pay three hundred percent (300%) of the cost of the Sole Risk Testing Operation to the Participating Parties and shall be entitled to receive copies of, or access to, the data acquired as a result of such Testing.

14.10 If a seismic operation is conducted as a Sole Risk Operation, all data acquired therefrom by the Participating Party shall be its exclusive and confidential property and the Non-Participating Party shall have no right or interest in such data or right to have such data disclosed to it. Whenever by Determination a location is to be drilled as an Exploratory Well, the Non-Participating Party to the Sole Risk Seismic Operation shall purchase the entire length of all Sole Risk Seismic Operation lines which have any portion within a six kilometer radius circle drawn from such well location, by paying Three Hundred percent (300%) of the cost of the Sole Risk Seismic Operation to the Participating Party. In no event shall a Single Sole Risk Seismic Operation Line pursuant to this Article 14.11 exceed twelve (12) kilometers. Notwithstanding Articles 5.2 and 14.1 the Participating Parties shall have the right to designate the Operator for the Sole Risk Seismic Operation.

14.11 With respect to any operation under this Article 14, Operator, within sixty (60) days after the completion of such operation, shall furnish each of the Parties with an inventory of the equipment and materials acquired in connection with such operation and an itemized statement of the cost incurred in such operation; or, at its option, Operator may submit in lieu thereafter while Participating Parties are being reimbursed or receiving the applicable premium as above provided, Operator shall furnish to the Parties an itemized statement of all costs and liabilities incurred in the operation of well, together with a statement of the quantity of Petroleum produced from it and the amount of proceeds realized from the sale or other disposition of Available Petroleum produced therefrom during the preceding Month. As used in this
Article 14 "Proceeds of Sale" of Available Petroleum means market value determined by arm's length sales to third parties not related with the seller, or if these are no such sales, such value as may be agreed on by the Parties for the purposes hereof.

14.12 If any Party shall not agree to participate in any Additional Obligatory Work within at least sixty (60) Days prior to the date upon which the Parties are required to commence such Additional Obligatory Work, such Party not desiring to conduct such work or make such investment shall in favor of the Non-Defaulting Party or Parties be penalized promptly and immediately thereafter with a penalty of Two Hundred percent (200%) in each case of all amounts due. In case of any doubt in the calculation and application of this penalty, Clause 21.2 of the Ecopetrol Contract shall be apply.

14.13 In case of recoupment of costs and relinquishment of rights, and interests as to a development facility, the following provisions shall govern with respect to any Non-Consent Operation in conducting the construction of a Development Facility.

        a) Whenever any Non-Consent Operation is conducted for the construction Development Facility the Participating Parties, in the proportion that each Participating Party's Interest bears to the total of the Participating



34 of 112

Operating Committee shall means the Committee established pursuant to this JOA.

Operator means the Party, the Affiliate of a Party, or a third party appointed to conduct Joint Operations in accordance with this JOA.

Party or Parties means the parties to this JOA, and shall at all times where the context so admits include their respective successors and assignees.

Participating Interest means the respective percentage interest of each of the Parties as provided in this Agreement which participates in a Joint Operation by paying its portion of the cost and expenses of such Joint Operation.

Participating Party means a Party joining in an operation in accordance with the terms of this JOA, paying its portion of the cost and expenses of the operation and being entitled to its proportionate part of the benefits of the operation.

Percentage Interest means a Party's percentage of participation in the undivided rights and obligations of the Parties under this JOA.

Petroleum means the natural mixture in normal conditions of hydrocarbons in liquid or gaseous state, as well as those substances accompanying or derived from them, except helium and rare gases, in its liquid state at a temperature of 60 degrees Fahrenheit and a pressure of 14.73 pounds per square inch absolute. For purposes of this Agreement, the term Petroleum shall be read to encompass Natural Gas liquids.

Program means a work program for carrying out Joint Operations as Determined by the Operating Committee pursuant to this Agreement.

Quarter means the consecutive three (3) month period beginning on the first day of January, April, July and October of any calendar year.

Regulations means the applicable laws, rules, statutes, regulations, orders, and decrees of duly constituted governmental authorities of the Republic of Colombia in force from time to time.

Reservoir means a porous and permeable stratum capable of producing Petroleum and which must be considered because of the character of the substance it holds (such as similitude of physical properties, density, GOR, viscosity a pressure relationship) a unit in regard to its natural exploitation. According to Commercial Reservoir shall mean a Reservoir which is capable of Commercial Production.

Representative means the persons designated and appointed by each Party in accordance with this Agreement for the purpose of making Determinations.

Semester means a six (6) month period beginning on January 1 or July 1 of a Calendar Year.

Sole Risk Development means Development Well which is to be drilled by less than all of the Parties.

Sole Risk Exploration Well means an Exploration Well which is drilled by less than all of the Parties.

Sole Risk Operation means an operation in which less than all Parties

35 of 112

Parties' interest, shall have the sole right to take all Petroleum production allocable or attributable to the Parties and produced by means of or transported or processed by such Development Facility, determined as the outlet of the subject Development Facility, to the extent such Petroleum is allocable or attributable to the Parties shall equal (after deduction of all production taxes, operating expenses of the Development facility allocable to the Parties, the royalty of Ecopetrol, and all overriding royalties, and other burdens payable out of or measured by production) 500% of the costs (excluding the aforesaid taxes, operating expenses, royalties, overriding royalties and other burdens, but including costs incurred by the Participating Party in the acquisition, the sign, building, moving installation and security of such Development Facility) incurred by the Participating Parties in such Non-Consent Operations (such time is hereinafter referred to as "Payout"), and such receipt of Petroleum production is hereinafter referred to as "Recoupment of Costs with Premium").

        b) Upon the commencement of a Non-consent Operations for a Development Facility which shall means execution of the construction contract, each Non-Participating Party shall be deemed to have relinquished all of such Non-participating Party's operating rights and working interest in such facility until the payout referred to in Article 14.2 (a) above shall have been accomplished. When such Payout shall have been accomplished the relinquished interest shall revert to each Non-Participating Party and each Non-Participating Party shall bear that percentage of costs thereafter incurred with respect to the reverted interest and be entitled to the percentage of Petroleum produced, processed or transported thereby that is equal to its regular Participating Interest.

        c) Operator shall, within One Hundred and Twenty (120) Days after completion of a Non-Consent Development Facility, furnish all other Parties with a statement of expenses incurred in connection with such facility or with a copy of the monthly billing furnished to the Participating Parties. Parties shall kept cost information confidential.

14.14 As between the Parties, all materials and equipment in or appurtenant used in Separate Account Operations to a Non-Consent Operation shall be owned by the Participating Parties until Recoupment of Costs with Premium as provided in this Article 14. In care of an operation for the running and setting of production string of casing and attempted completion of a well, or in case of a deepening or plugging back operating, any material or equipment that is in or appurtenant to the well at the time of the commencement of the operation and which is necessary for the conduct of such operation may be used by Participating Parties so long as necessary, but the Ownership thereof shall not change. In the case of reversion to a Non-Participating Party of its relinquished interest, such Non-Participating Party shall become the owner of the same interest in the material and equipment acquired for the operation conducted for only the Participating Parties which such Non-participating
Party would have owned had such operation been conducted for the account of all Parties. Subject to the interest of Ecopetrol under the Ecopetrol Contract, any amount realized from the sale or disposition of equipment acquired in connection with any operation under this Article 14 which would otherwise be owned by a Nonparticipant Party had it participated therein shall be credited to the total unreturned costs of such operation and the Operating Expenses that are chargeable against the relinquished interest of such Non-Participating Party as above provided, and the balance, if any, shall be paid to such Non-Participating Party as above provided, and the balance, if any, shall be paid to such Non-Participating Party.

36 of 112

14.15 Notwithstanding any other provision of this Article 14, Non-Consent Operations shall neither interfere with operations being conducted by all Parties nor be conducted if there is an unreasonable amount of risk of loss or damage to such Parties' property.

14.16 Non-Consent Operations shall not be conducted in a well already having multiple completions, each of which are not owned by the same parties in the same proportions, unless the well is incapable of producing from any of its completions or unless all Participating Parties in the well consent to such operations.

14.17 As to any matter pertaining to Sole Risk Operations which are presented to the Executive Committee under the Ecopetrol Contract for a vote, the Participating Party shall have the right to vote the Non-Participating Party's Participating Interest, and the Non-Participating Party, upon the writing request of the Participating Party, shall promptly furnish the Participating Party, with all documentation which may be necessary to demonstrate this right to the other Representatives on the Executive Committee.

14.18 In the conduct of Non-Consent Operations, the Participating Parties shall keep the lands and premises covered by the Ecopetrol Contract free and clear of liens or encumbrances.

14.19 All overriding royalties, production payments or other burdens or charges and all mortgages, liens or other encumbrances which any Party may grant or otherwise create or permit to be created out of or with respect to its interests in or its share or Petroleum production from its interest in/and to the Ecopetrol Contract (hereinafter "Individually Created Lease Burdens or Encumbrances") are hereby made subject to this Agreement and subordinate to all rights of the other Parties hereunder, including rights of such other Parties as Participating Parties in a Non-Consent Operation under this Article 14 to receive a conveyance of interests or Recoupment of Costs with Premium. In the event that any Party shall grant, create or permit any such Individually
Created Lease Burdens or Encumbrances, such Party hereby undertakes and agrees to indemnify and hold the other Parties harmless from the effect thereof.

                                   ARTICLE 15
                          RELATIONSHIP OF THE PARTIES

15.1 With the exception of severability and jointly liabilities of the Parties referred in Clause 27.2 of the Ecopetrol Contract, the rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective, it being the express purpose and intention of the Parties that their respective interests in this Agreement and in the Ecopetrol Contract shall be as tenants in common, and nothing herein contained shall ever be construed as creating a new juridical person or entity, an association, partnership or trust, or as imposing upon the Parties any joint or collective duty, obligation or liability.

15.2 This JOA is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the Parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this Agreement and operations hereunder shall not constitute a partnership. If, for U.S. federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each U.S. Party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal




37 of 112

Revenue Code of 1986, as amended, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each Party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by United States Treasury Regulations Section 1.761. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such Party shall give any notice or take any other action inconsistent with the election made hereby. If any future Income Tax Laws of the United States contain provisions similar to those in Subchapter "K". Chapter 1 Subtitle "A" of the Code is permitted, each Party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such Party states that the income derived by such Party from operations hereunder can be adequately determined without computation of partnership taxable income.

                                   ARTICLE 16
                                   ASSIGNMENT

16.1 No Party shall transfer all or any part of its interests in the Ecopetrol Contract or any part of its interests in and to the right to production from the Ecopetrol Contract Area, including but not limited to any overriding royalty interests, production payment or interest of a similar nature, except in accordance with this Article 16 and upon obtaining when it will be required the consent of Ecopetrol in accordance with Clause 27 of the Ecopetrol Contract, and provided that:

        a) A Party shall only assign its undivided Participating Interest, or a part thereof, in and to the Ecopetrol Contract and the entire Ecopetrol Contract Area; and

        b) Except with respect to an assignment to an Affiliate, no assignment shall be made which has the effect of leaving the assignor or the assignee with less than a five percent (5%) Participating Interest; and

        c) With respect to an assignment of less than a five percent (5%) Participating Interest to an Affiliate, such assignment shall contain the express condition that the Participating Interest assigned shall be transferred back to the Party in the event that said Affiliate ceases to be an Affiliate of that Party.

16.2 If any Party hereto desires to transfer all or any part of its interests in the Ecopetrol Contract, the Party desiring to transfer (hereinafter referred to as the "Transferring Party") shall promptly give written notice to all other Parties (the "Notified Parties") with full information concerning the interest to be transferred, the price to be receive and the form of payment for the proposed transfer. The Notified Parties shall then have an optional prior right, exercisable by notice in writing for a period of thirty (30) days after receive of the notice from the Transferring Party to acquire for such a stated price in such form of payment the interest which the Transferring Party propose to transfer. If two or more Notified Parties exercise this optional prior right, they shall share the interest to be transferred by the Transferring Party in the proportions that their respective interests bear to the aggregate interest of all such Parties. If all Notified Parties decline to exercise the aforesaid option (and failure to respond in writing within the said thirty


38 of 112

(30) Day period shall be so construed), the Transferring Party may proceed with the transfer for the price and mode of payment set forth in the notice to the Notify Parties, subject to the consent of Ecopetrol, provided that such transfer must be completed (other than the receipt of government approvals) within four (4) month from the end of such thirty (30) day period of the Transferring Party shall be obligated to repeat the procedure established in this Article. The provision of this article shall not apply when a Party desires to transfer all or any part of its interests in the Ecopetrol contract in the following cases:

        a)      A transfer by a Party to an Affiliate of that Party.

        b) A mortgage or a pledge by a Party to a financial institution of individual.

        c) A merger, reorganization or consolidation provided the primary purpose of such merger, reorganization or consolidation is not the transfer of the rights and interest in the Ecopetrol Contract.

16.3 Every assignment of a Party's Participating Interest, or part thereof, shall be made expressly subject to this Agreement and the Ecopetrol Contract. Each transferee taking any such interest shall, either by the terms of the instrument or transfer or by separate agreement in writing with the Parties, assume and agree to be bound by all of the assignor's obligations, liabilities and duties under this Agreement and the Ecopetrol Contract with respect to the interest assigned, including but not limited to the payment of money. In the event of a default by any such assignee or transferee of such a Party, any other Party hereto may proceed with any remedies directly against such Party without exhausting its remedies or taking any action whatsoever against any such assignee or transferee. A transfer of a participating Interest or part thereof, shall not be effective unless made by an instrument in writing duly executed by the parties thereto in accordance with the Ecopetrol Contract, this Agreement and the Regulations.

16.5 No assignment of this JOA and the Ecopetrol Contract shall be made except subject to and in accordance with such consents and approvals as are required by this Agreement, the Ecopetrol Contract and the Regulations; provided that as to assignment of Participating Interests between the Parties which are required by this JOA, including assignments contemplated by Articles 9 and 10 of this JOA, the prospective assignee shall, from the time the assignment is to be effective according to this JOA and until the aforementioned consents and approvals are obtained, assume all costs, expenses, and obligations attributable to the Participating Interest to be assigned and shall during such period be entitled to all of the rights and benefits attributable to the Participating Interest to be assigned.

16.6 This JOA shall be binding upon, and shall insure to the benefit of, the Parties and, except as otherwise prohibited, their respective heirs, devisees, legal representatives, successors and assigns, and shall constitute a covenant running with the interests covered hereby. Nothing contained in this Agreement express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies. Each Party hereby obligates itself to incorporate in any assignment of any interest in the Ecopetrol Contract and express provision that such assignment is subject to this JOA and each such Party further agrees to obtain such assignee's consent to be bound by the provisions of this JOA.




39 of 112

                                   ARTICLE 17
                                 RELINQUISHMENT

17.1 When it becomes necessary under the Ecopetrol Contract or the Regulations to relinquish any part of the Ecopetrol Contract Area, Operator shall, at least forty five (45) Days prior to the date on which any notice is required to be given to Ecopetrol, give notice in writing to the Operating Committee setting forth in detail all requirements of such relinquishment. Such notice shall include descriptions of the specific area or areas proposed to be relinquished, together with descriptions and boundaries of the area or areas to be retained.

17.2 The Operating Committee shall determine the area or areas to be relinquished.

17.3 Any non-compulsory relinquishment of all or any part of the Ecopetrol Contract Area may only be affected with the unanimous consent of the Parties.


                                ARTICLE XVIII
                                  LIABILITY

18.1 Each Party shall assume its own liability for any losses and expenses on account of personal injury, kidnaping or death to its employees, agents or representatives, except those arising out of willful misconduct or gross negligence of the permanent, supervisory, salaried employees of the Operator. Each Party, in proportion to its Working Interest, or in the case of a Joint Operation in which fewer that all the Parties participate in proportion to such Party's Participating Interest in such Joint Operation, shall be liable for any losses and expenses that exceed the amount collectible under the insurance carried by the Operator for the Joint Account (as set forth in Article 11 above) on account of personal injury or death to any employee, agent or representative of Operator other than that resulting from the gross negligence or willful misconduct of the permanent, supervisory, salaried employees of the Operator.

18.2 Liability for damages to the property of third parties or injury to or death of third parties arising from Joint Operations under the Ecopetrol Contract including the expenses incurred in defending claims or actions asserting liabilities of this character, shall be borne by the Parties of their respective insurers in the same proportions that said Parties bear the costs and expenses of the Joint Operations out of which such liability arises, except that when some damage is caused by the gross negligence or willful misconduct of the permanent, supervisory, salaried employees of the Operator, such loss shall be borne by the Operator. In the event damage is caused by a Party other than Operator, liability for such damage shall be borne by such Party, except when such Party is specifically authorized to act for the Parties; then any such damage except that caused by gross negligence or willful misconduct of such Party shall be borne by each of the Parties in proportion to their respective Participating Interest.

18.3 It is not the intention of the Parties hereto to create a partnership, association, trust, or other character of business entity. The duties, obligations, and liabilities are intended and declared to be separate and individual and not joint, and nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, association, trust, or other character of business entity recognizable in law. Each Party shall be individually responsible only for its own obligations as set out in this Agreement and shall be liable only for its own proportionate share of costs and expenses as herein stipulated. Each Party shall indemnify and hold harmless all other Parties against all losses, claims, demands, liabilities and liens in excess of a Party's proportionate share of losses, claims, etc., as herein stipulated, regardless of the cause or causes thereof including pre-existing




40 of 112

18.4 If any Party to this JOA is sued and receives a claim based on an alleged cause of action arising out of Joint Operations on the Ecopetrol Contract Area such Party shall give prompt written notice to the other Parties hereto.

18.5 The defense of law suits shall be handled by a committee of attorneys representing the Parties hereto, which Operator's attorney as chairman. Suits may be settled only with the mutual consent of all Parties involved. No charge shall be made for services performed by attorneys representing the Parties hereto, but all other third person expenses incurred in the defense of suits, together with the amount paid to discharge any final judgment, shall be considered costs of the Joint Operation and shall be paid by all Parties in proportion to their Working Interest in the Ecopetrol Contract or their Participating Interest in the Joint Operations, whichever is applicable at the time the cause of action arose. Outside counsel shall be used for the Parties only with the written approval of all Parties. If it is agreed that an outside counsel is to be hired, the fees and expenses shall be charged to all the Parties in proportion to all their Working Interest in the Ecopetrol Contract or their Participating Interest in the Joint Operation, whichever is applicable at the time the cause of action arose.

18.6 Damage claims arising out of Joint Operations shall be handled by Operator. The settlement of any such claims shall be within the discretion of Operator so long as the amount paid in settlement of any such one claim does not exceed or establish liability for a sum in excess of either US$50,000 or its equivalent in colombian pesos, the limits of coverage of the claim in question by insurance maintained in force by Operator for protection of the Parties pursuant to Article II of this Agreement, which ever is greater. The sums paid in settlement of such claims shall be charged as expenses to be paid by all Parties in proportion to their Working Interest in the Ecopetrol Contract or their Participating Interests in the Joint Operation, whichever is applicable at the time the cause of action arose. In connection with all losses which exceed US$50,000 or its equivalent in colombian pesos, the applicable insurance coverage, Operator shall: (i) furnish the Parties copies of accident reports; (ii) notify the Parties of the services of all information and legal processes; (iii) inform the Parties as to the status of any claims or suits and of any payments made in connection therewith; and (iv) furnish Non-Operators any other available information required by them, or their insurance carrier, for the purpose of fixing or adjustment of premiums or to support any claim.

18.7 The Participating Parties agree to hold any Non-Participating Party harmless and to compensate, indemnify and protect it against any losses, claims, demands, liabilities and liens of any Party hereto or any third party for damage to or loss of any property or injury to or illness or death of any person, which damage, loss, injury, illness or death arises out of or is incidental to such Non-Consent Operations, and regardless of the strict liability or the negligence be sole, joint or concurrent, active or passive.


                                   ARTICLE 19
                              PUBLIC ANNOUNCEMENTS

19.1 Operator shall in accordance with good oil industry practice be primarily responsible and have the exclusive authority to issue all press releases and public statements with respect to Joint Operations conducted pursuant to the Ecopetrol Contract and this JOA, and all Parties shall




41 of 112
endeavor in good faith to agree promptly with Operator on the text and timing of such releases and statements; provided only that no release or statement shall be made until the same has been cleared with Ecopetrol. Any Party wishing a release or statement to be issued shall notify Operator and all other Parties of the proposed text and timing, and Operator shall promptly seek the agreement of Ecopetrol and the Operating Committee on the content and timing of said release. Notwithstanding any failure to obtain such approval, no Party or any Affiliate of Party shall be prohibited from issuing or making any public announcement or statement if it is obligated by any law, rules and regulations, including those of any recognized stock exchange or security regulatory agency to do so.

                                   ARTICLE 20
                            CONFIDENTIAL INFORMATION

20.1 All information and data made available or obtained from Joint Operations shall be and remain confidential among the Parties during the term of this Agreement and for two (2) years thereafter. No Party shall disclose such information and data, including interpretation of any nature, to any individual or entity which is not a Party to this Agreement during such period without the prior written consent of all Parties. A Party may disclose, without having obtained such prior written consent, only general information and data, but only insofar as is reasonably required, to:
        a)  Affiliates of a Party;
        b)  an agency of this government with competent jurisdiction;
        c)  an established Stock Exchange;
        d) subject to Article 20.2, a lending institution or individual in connection with a loan to the disclosing Party;
        e) subject to Article 20.2, a contractor, consultant, attorney or accountant employed by a Party;
        f) subject to Article 20.2, an entity which is engaged with a Party in good faith negotiations for the acquisition of all or a part of the Participating Interest of such Party; and
        g) employees of a Party for the purposes of Joint Operations, subject to take customary precautions to ensure confidentiality.

20.2 Disclosures pursuant to 20.1 (D), (E) and (F) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient to keep the information and data strictly confidential and not to use or disclose the information and data except for the express purpose for which the disclosure is to be made.

                                   ARTICLE 21
                       FORCE MAJEURE OR CASUS FORTITUITUS

21.1 If as a result of Force Majeure or Casus Fortituitus, as defined in accordance with Clause 34 of the Ecopetrol Contract, any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay other amounts due or to furnish security, then the obligations of such Party to the extent affected by such Force Majeure or Casus Fortituitus shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure or Casus Fortituitus shall notify the other Parties of the Force Majeure situation within a reasonable time after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of said Force Majeure or Casus Fortituitus, and shall likewise estimate the period of time which said Party anticipates will be required to remedy the Force Majeure or Casus Fortituitus. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure or Casus Fortituitus situation as quickly as possible, but shall not be


42 of 112
obligated to settle any labor dispute except on terms acceptable to it and the sole discretion of the affected Party.

                                   ARTICLE 22
                 DISPOSITION OF ASSETS UPON TERMINATION OF THE

22.1 On termination of the Ecopetrol Contract whether by agreement or otherwise, this Agreement shall be terminated, such assets as may have been held for the Joint Account shall be applied in the first instance toward the discharge of the debts and liabilities of the Joint Account. Any deficiency shall be met by cash calls upon the Parties in proportion to their respective Participating Interests immediately prior to such termination.

22.2 The remaining assets held for the Joint Account shall be distributed to the Parties in such manner as they may agree upon or, failing such agreement, the assets (other than cash) shall be sold and the monies thus available and any other cash held for the Joint Account shall be distributed to the Parties in proportion to their respective Participating Interests immediately prior to the termination of the Ecopetrol Contract.

                                   ARTICLE 23
                                BUSINESS ETHICS

23.1 The Parties agree that they and the Operator will follow a business ethics policy which provides for (a) maintaining adequate internal controls,
(b) proper recording and reporting of all transactions, and (c) compliance with all applicable laws. No Party and the Operator shall take any action that would result in inadequate or inaccurate recording and reporting of Joint Operations assets, liabilities or other transactions, or which would violate any applicable laws. Each Party and the Operator agrees to respond promptly and in reasonable detail to any notice from another Party, the Operator or its auditors pertaining to the above stated undertaking, and shall furnish adequate documentary support for its response upon request.

23.2 Each Party and the Operator shall avoid any conflict between its own interests (including the interests of Affiliates) and the interests of the other Parties in dealing with such contractors, sub-contractors, suppliers, customers, and other organizations or individuals doing or seeking to do business with the Parties (or any Affiliate) in connection with operations under this Agreement. Competitive bidding shall be used whenever practicable in the procurement of materials, supplies or equipment, and of contracted services.

                                   ARTICLE 24
                                    NOTICES

24.1 Except as otherwise specifically provided in this JOA, all notices authorized or required to be given pursuant to any of the provisions of this Agreement, shall be in writing, in Spanish and/or the English language and shall be delivered in person, by registered mail, by courier service or by fax or any electronic means of transmitting written communications, and addressed to the recipient(s) as designated below. The originating notice given under any provision of this JOA shall be deemed delivered only when actually received by the Party, and when the case would be with a copy to the Operator, to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originated notice is received from the registered service air mail, courier service. The second or any responsive notice shall likewise be deemed delivered when received. "Received" for


43 of 112
purposes of this Article 24 with respect to written notice delivered pursuant to this agreement by non-electronic means shall mean actual delivery of the notice to the address of the Party and acknowledging receipt be notified as specified in accordance with this Article.

ROBERTS OIL AND GAS, INC.
Att: Mr. Earl K. Roberts
President, CEO
8556 Katy Freeway Suite 106
Houston, Texas 77024
Fax: (713) 621-8240
Telephone: (713) 621-8241

GEOPOZOS, S.A.
Carrera 14 No. 87-39, Ofician 202
Santafe de Bogota, Colombia
Att: Mr. Luis Clavijo P.
Fax: (57-1) 616-0907
Phone: (57-1) 616-4472
              256-6539

24.2 Any Party may, from time to time, change his address by giving written notice thereof to the other Parties and the Operator.

24.3 A copy of any notice given under this Agreement by any Party to any other Party or the Operator shall be given concurrently to all Parties and Operator by the same medium of communication as was used in giving the original notice.

                                   ARTICLE 25
                                  ARBITRATION
                                APPLICABLE LAWS

25.1 This JOA shall be interpreted in accordance with the laws and Tribunals of the Republic of Colombia.

25.2 Differences or disputes arising between the Parties or between the Parties and Operator in connection with the Ecopetrol Contract, the Farm-out Agreement and this JOA, during its execution or subsequent to its termination, or in relation with the rights and obligations of the Operator under this Agreement and the performance of its services, shall be submitted to the following procedure:

In case there is a disagreement or contradiction in the interpretation of the Clauses of this JOA and regarding the provisions of Exhibit "B" of the Ecopetrol Contract, the provisions of the former shall prevail.

a) If the dispute is of a technical or accounting nature, the Parties may request expert opinion or examination as in procedure laid down in Book 6, Title IV of the Colombian Commercial Code or the applicable law or regulation, and the decision there reached shall be binding on all Parties. The Parties agree that any award issued shall be in force any competent Court of the United States of America or any country:

        (1) every factual or technical difference arising from the interpretation or application of this Agreement, and which cannot be settled in an amicable manner, shall be submitted to the final decision of experts appointed as follows: one appointed by each Party and/or the Operator and the third one by common agreement of the main experts appointed. If the experts cannot reach an Agreement in the appointment of the third one, he shall be appointed upon request of any of the Parties

44 of 112
and/or the Operator by the Board of Directors of Asociacion
Colombiana de Ingenieros de Petroleos "ACIPET" or by the Board of Directors of the Asociacion Colombiana de Geofisicos y Geologos del Petroleo "ACGGP," when the case will be with main office in Bogota.

(2) All accounting differences arising between Operator regarding the interpretation and execution of this Agreement, the Ecopetrol Contract or its Exhibit "B'' and which cannot be settled in an amicable manner, will be submitted to the decision of experts, who will be certified public accountants appointed as follows: one appointed by each Party and/or the Operator and the third appointed by the two main experts and in case there is no Agreement between them and at the request of any of the Parties and/or the Operator, such third expert will be appointed by "Junta Cerntral de Contadores Bogota'.

The decision of the experts shall have the effect of a settlement between them, and therefore such decision will be final, unless one Party involve in the arbitration decide in accordance with the applicable law to appeal. The parties agree that any award issued shall be in force before any competent Court of the United States of America or any other country.

In case of controversy between the Parties/and or the Operator on the technical, accounting, or legal character of the controversy, it shall be considered as legal controversy.

(b) If the dispute is on a point of law, or interpretation of this Agreement or the application of any of its paragraphs, either Party and/or the Operator, may request arbitration with the formalities and procedures laid down in Book 6, Title III of the Colombian Commercial Code or any new locker applicable laws or regulations and the place of deliberation of the Tribunal shall be Bigota Colombia.

If the parties and/or the Operator do not agree on the nominations of arbitrators, these will be appointed in accordance with the rules of the Centro de Arbitraje y Concilicion Mercantilrs of the Chamber of Commerce of Bogota, Colombia and they shall be licensed attorneys. The decision there reached shall be binding on all parties. The parties agree that any award issued shall be in force before any competent Court of the United States of America or any other country.

                                  ARTICLE 26
                                 MISCELLANEOUS

26.1 It is understood and agreed by the parties hereto that the provisions of the Ecopetrol Contract an its exhibits are immutable and that this JOA shall in no way abrogate the terms and provisions thereof.

26.2 The topic headings used herein are inserted for convenience only and shall not be construed as having any substantive significance as a meaning or as indicating that all of the provisions of this Agreement relating to any particular topic are to be bound in any particular Article or Paragraph.
 The terms "heron," "hereof," and "hereunder" and like terms are reference to this Agreement unless specified and applying to a particular Article.

26.3 There shall be no modification or amendment to this JOA except by written instrument signed by all the Representatives of the Parties.

26.4 Except as expressly provided herein to the contrary, all previous agreements and understanding, verbal or in writing, with respect to the subject covered by this JOA are superseded by this JOA.


45 of 112

                                  [TO COME]



46 of 112